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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Magnum Hunter Resources Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Magnum Hunter Resources Corporation

November 28, 2012

Dear Stockholder:

        You are cordially invited to attend the joint 2012 Annual Meeting of Common Stockholders and Special Meeting of the Holders of Series C Cumulative Perpetual Preferred Stock, Series D Cumulative Preferred Stock and Series E Cumulative Convertible Preferred Stock (which Series E Cumulative Convertible Preferred Stock is represented by depositary shares) of Magnum Hunter Resources Corporation to be held on January 17, 2013 at 3:30 p.m. Central Standard Time, at The St. Regis Houston, The Colonnade Room, First Floor, 1919 Briar Oaks Lane, Houston, Texas 77027.

        The Notice of Annual Meeting, Notice of Special Meeting of Series C, Series D and Series E Preferred Stockholders and Proxy Statement for the annual and special meetings are being made available to our stockholders on or about November 30, 2012 on the Internet, electronically by email for stockholders who have previously consented to electronic delivery or who have requested to receive the proxy materials by email or, upon request, in printed form by mail.

        We look forward to a significant vote of our common and preferred stock, either in person or by proxy. We are offering three convenient ways to vote your shares: over the Internet, by toll-free telephone or by mailing a proxy card. Voting via the Internet, by telephone or by written proxy will ensure your representation at the annual meeting if you do not attend in person. Please review the instructions you received regarding these three voting options.

        Voting over the Internet or by telephone is fast and convenient and your vote is immediately tabulated. By using the Internet or telephone, you help Magnum Hunter reduce the cost of postage and proxy tabulations. Regardless of your method of voting, you may revoke your proxy as provided in the Proxy Statement.

        Your support is appreciated, and we hope that you will be able to join us at the meeting.

Sincerely,

Gary C. Evans Chairman of the Board and Chief Executive Officer

Magnum Hunter Resources Corporation

NOTICE OF ANNUAL MEETING OF COMMON STOCKHOLDERS

Dear Common Stockholder:

        An annual meeting of common stockholders of Magnum Hunter Resources Corporation will be held on January 17, 2013 at 3:30 p.m. Central Standard Time at The St. Regis Houston, The Colonnade Room, First Floor, 1919 Briar Oaks Lane, Houston, Texas 77027.

        All Magnum Hunter common stockholders and holders of exchangeable shares are cordially invited to attend the Meeting, although only those stockholders of record as of the close of business on November 26, 2012, the record date for the Meeting, will be entitled to notice of and to vote at the Meeting or at any adjournment or postponement thereof. Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding the matters proposed to be acted upon at the Meeting.

        The Notice of Annual Meeting and Proxy Statement for the annual meeting are being made available to our common stockholders on or about November 30, 2012 on the Internet, electronically by email for stockholders who have previously consented to electronic delivery or who have requested to receive the proxy materials by email or, upon request, in printed form by mail.

        The purpose of the Meeting is to consider and vote upon the following proposals:

  1.
  The election of nine directors of Magnum Hunter to hold office until the 2013 annual meeting of common stockholders of Magnum Hunter or until their respective successors are duly elected and qualified;

  2.
  The ratification of the appointment of PricewaterhouseCoopers LLP as Magnum Hunter's independent registered public accounting firm for the fiscal year ending December 31, 2012;

  3.
  The approval of the amendment of Magnum Hunter's certificate of incorporation, as amended, to increase the authorized number of shares of Magnum Hunter common stock to 350,000,000;

  4.
  The approval of the amendment of Magnum Hunter's certificate of incorporation, as amended, to increase the authorized number of shares of Magnum Hunter preferred stock to 15,000,000;

  5.
  The approval of the amendment of Magnum Hunter's amended and restated stock incentive plan to increase the aggregate number of shares of Magnum Hunter common stock that may be issued under the plan to 27,500,000;

  6.
  The approval of an adjournment of the Meeting, if necessary, to solicit additional proxies in favor of the foregoing proposals; and

  7.
  The transaction of such other business as may properly come before the Meeting or any adjournments or postponements thereof.

        The Board of Directors of Magnum Hunter recommends that our common stockholders vote "FOR" each of the proposals listed above and described in the proxy statement.

        The common stock of Magnum Hunter is listed on the New York Stock Exchange under the symbol "MHR," our Series C Cumulative Perpetual Preferred Stock is listed on the NYSE MKT under the symbol "MHR.PRC" and our Series D Cumulative Preferred Stock is listed on the NYSE MKT under the symbol "MHR.PRD." The depositary shares representing our Series E Cumulative Convertible Preferred Stock are not currently listed on a securities exchange.

        Pursuant to the New York Stock Exchange rules (which govern Magnum Hunter's common stock and preferred stock, except for Magnum Hunter's Series E Cumulative Convertible Preferred Stock), if you hold your shares in street name, nominees will not have discretion to vote these shares on the election of directors, the approval of the amendment of Magnum Hunter's certificate of incorporation, as amended, to increase the authorized number of shares of Magnum Hunter preferred stock or the amendment of Magnum Hunter's amended and restated stock incentive plan. Accordingly, if your shares are held in street name and you do not submit voting instructions to your broker, bank or other nominee, these shares will not be counted in determining the outcome on Proposal 1, Proposal 4 or Proposal 5 set forth in this proxy statement at the Meeting. We encourage you to provide voting instructions to your broker, bank or other nominee if you hold your shares in street name so that your voice is heard on these proposals.

By Order of the Board of Directors,

Gary C. Evans Chairman of the Board and Chief Executive Officer

Houston, Texas
November 28, 2012

        If you have any questions concerning the proposals set forth in the accompanying proxy statement, the Meeting or the other matters described in the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Magnum Hunter common stock, please contact Magnum Hunter's proxy solicitor:

D.F. King &. Co., Inc.

48 Wall Street
New York, NY 10005
Stockholders, call toll-free: (800) 967-7635
Banks and brokers, call collect: (212) 269-5550

Magnum Hunter Resources Corporation

NOTICE OF SPECIAL MEETING OF SERIES C, SERIES D AND
SERIES E PREFERRED STOCKHOLDERS

Dear Preferred Stockholder:

        A special meeting of the holders of Series C Cumulative Perpetual Preferred Stock, Series D Cumulative Preferred Stock and Series E Cumulative Convertible Preferred Stock (which Series E Cumulative Convertible Preferred Stock is represented by depositary shares) of Magnum Hunter Resources Corporation will be held on January 17, 2013 at 3:30 p.m. Central Standard Time at The St. Regis Houston, The Colonnade Room, First Floor, 1919 Briar Oaks Lane, Houston, Texas 77027, in conjunction with Magnum Hunter's 2012 annual meeting of stockholders.

        All Magnum Hunter Series C, Series D and Series E preferred stockholders are cordially invited to attend the Meeting, although only those stockholders of record as of the close of business on November 26, 2012, the record date for the Meeting, will be entitled to notice of and to vote at the Meeting or at any adjournment or postponement thereof. Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding the matters proposed to be acted upon at the Meeting.

        The Notice of Special Meeting and Proxy Statement for the special meeting are being made available to our preferred stockholders on or about November 30, 2012 on the Internet, electronically by email for stockholders who have previously consented to electronic delivery or who have requested to receive the proxy materials by email or, upon request, in printed form by mail.

        The purpose of the Meeting is to consider and vote upon the following proposals:

  1.
  The approval of the amendment of Magnum Hunter's certificate of incorporation, as amended, to increase the authorized number of shares of Magnum Hunter preferred stock to 15,000,000;

  2.
  The approval of an adjournment of the Meeting, if necessary, to solicit additional proxies in favor of the foregoing proposal; and

  3.
  The transaction of such other business as may properly come before the Meeting or any adjournments or postponements thereof.

        The Board of Directors of Magnum Hunter recommends that our preferred stockholders vote "FOR" each of the proposals listed above and described in the proxy statement.

        The common stock of Magnum Hunter is listed on the New York Stock Exchange under the symbol "MHR," our Series C Cumulative Perpetual Preferred Stock is listed on the NYSE MKT under the symbol "MHR.PRC" and our Series D Cumulative Preferred Stock is listed on the NYSE MKT under the symbol "MHR.PRD." The depositary shares representing our Series E Cumulative Convertible Preferred Stock are not currently listed on a securities exchange.

        Pursuant to the New York Stock Exchange rules (which govern Magnum Hunter's common stock and preferred stock, except for Magnum Hunter's Series E Cumulative Convertible Preferred Stock), if

you hold your shares in street name, nominees will not have discretion to vote these shares on the approval of the amendment of Magnum Hunter's certificate of incorporation, as amended, to increase the authorized number of shares of Magnum Hunter preferred stock. Accordingly, if your shares are held in street name and you do not submit voting instructions to your broker, bank or other nominee, these shares will not be counted in determining the outcome on Proposal 2 above (which is set forth as Proposal 4 in the accompanying proxy statement) at the Meeting. We encourage you to provide voting instructions to your broker, bank or other nominee if you hold your shares in street name so that your voice is heard on these proposals.

By Order of the Board of Directors,

Gary C. Evans Chairman of the Board and Chief Executive Officer

Houston, Texas
November 28, 2012

        If you have any questions concerning the proposals set forth in the accompanying proxy statement, the Meeting or the other matters described in the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Magnum Hunter preferred stock, please contact Magnum Hunter's proxy solicitor:

D.F. King &. Co., Inc.

48 Wall Street
New York, NY 10005
Stockholders, call toll-free: (800) 967-7635
Banks and brokers, call collect: (212) 269-5550

QUESTIONS AND ANSWERS ABOUT THE MEETING	1
CORPORATE GOVERNANCE	11
Corporate Governance Guidelines	11
Proposal No. 1—Election of Directors	11
Biographical Information of our Directors	11
Director Nomination Process	14
Director Independence	15
Board's Role in Risk Oversight	15
Board of Directors' Leadership Structure	16
Code of Conduct and Ethics	16
Stockholder Communications with the Board of Directors	16
Attendance at Meetings of Stockholders	17
Our Board Committees	17
Website Availability of Documents	18
Audit Committee	18
Compensation Committee	18
Governance Committee	19
Committee Interlocks and Insider Participation	20
Section 16(a) Beneficial Ownership Reporting Compliance	20
DIRECTOR COMPENSATION	22
2011 Director Compensation Table	23
AUDIT MATTERS	24
Report of Our Audit Committee	24
Auditor Fees	24
Audit Committee Pre-Approval Policy and Procedures	25
Proposal No. 2—Ratification of the Appointment of PwC as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2012	25
Required Vote	27
OUR EXECUTIVE OFFICERS	28
TRANSACTIONS WITH RELATED PERSONS	30
Review, Approval or Ratification of Transactions with Related Persons	30
Certain Relationships and Related Transactions	30
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS	32
COMPENSATION DISCUSSION AND ANALYSIS	34
2011 Stockholder Advisory Vote on Executive Compensation	34
Our Compensation Philosophy	34
Risk Assessment	38
Executive Compensation	39
2011 Summary Compensation Table	40
All Other Compensation Table	42
2011 Grants of Plan-Based Awards	43
2011 Outstanding Equity Awards at Year-End	44
2011 Option Exercises and Stock Vested	45

i

Potential Payments Upon Termination or Change in Control	45
Report of Our Compensation Committee	46
PROPOSAL NO. 3—APPROVAL OF THE AMENDMENT TO MAGNUM HUNTER'S CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE AUTHORIZED SHARES OF MAGNUM HUNTER COMMON STOCK TO 350,000,000	47
Background	47
Proposed Amendment	47
Reasons for the Amendment	48
Effects of the Authorization of Additional Common Stock on Holders of Common Stock	48
Anti-Takeover Effects of Existing Provisions in our Certificate of Incorporation and Bylaws	48
Delaware Law	49
Required Vote	49
PROPOSAL NO. 4—APPROVAL OF THE AMENDMENT TO MAGNUM HUNTER'S CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE AUTHORIZED SHARES OF MAGNUM HUNTER PREFERRED STOCK TO 15,000,000	50
Background	50
Proposed Amendment	50
Reasons for the Amendment	51
Effects of the Authorization of Additional Preferred Stock on Holders of Common Stock	51
Required Vote	52
PROPOSAL NO. 5—APPROVAL OF THE AMENDMENT TO THE MAGNUM HUNTER RESOURCES CORPORATION AMENDED AND RESTATED STOCK INCENTIVE PLAN TO INCREASE THE AGGREGATE NUMBER OF SHARES OF MAGNUM HUNTER COMMON STOCK THAT MAY BE ISSUED UNDER THE STOCK INCENTIVE PLAN TO 27,500,000 AS WELL AS A PROPORTIONATE INCREASE IN THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK THAT MAY BE COVERED BY STOCK-BASED AWARDS GRANTED TO ANY PARTICIPANT UNDER THE STOCK INCENTIVE PLAN IN A CALENDAR YEAR.	53
Background	53
Amendment	53
Reasons for the Stock Incentive Plan Amendment	53
Material Features of the Stock Incentive Plan	54
Types of Awards	55
Material Federal Income Tax Consequences of the Stock Incentive Plan	57
Change in Control Provisions	58
Plan Benefits	59
Required Vote	59
OTHER MATTERS	60
Stockholder Proposals for 2013 Annual Meeting	60
Householding of Proxies	60
Where You Can Find More Information	61
ANNEX A AMENDMENT THREE TO THE MAGNUM HUNTER RESOURCES CORPORATION AMENDED AND RESTATED STOCK INCENTIVE PLAN	A-1

ii

PROXY STATEMENT

        This proxy statement and related proxy materials are being made available to our stockholders on or about November 30, 2012 on the Internet, electronically by email for stockholders who have previously consented to electronic delivery or who have requested to receive our proxy materials by email or, upon request, in printed form by mail.

QUESTIONS AND ANSWERS ABOUT THE MEETING

  Unless stated otherwise or unless the context otherwise requires, all references to:

  •
  Magnum Hunter, the Company, MHR, we, our, ours and us are to Magnum Hunter Resources Corporation, a Delaware corporation;

  •
  All references to the Meeting are to the 2012 annual meeting of Magnum Hunter common stockholders to which this proxy statement relates and the special meeting of Magnum Hunter Series C, Series D and Series E preferred stockholders, when the context so requires;

  •
  All references to our common stock are to shares of common stock, par value $0.01;

  •
  All references to exchangeable shares are to the exchangeable shares of Magnum Hunter's wholly owned-owned subsidiary, MHR Exchangeco Corporation, as further explained in the "Who can vote at the Meeting?" section below;

  •
  All references to our Series C preferred stock are to shares of Series C Cumulative Perpetual Preferred Stock;

  •
  All references to our Series D preferred stock are to shares of Series D Cumulative Preferred Stock;

  •
  All references to our Series E preferred stock are to shares of Series E Cumulative Convertible Preferred Stock;

  •
  All references to depositary shares are to depositary shares each representing a 1/1000th interest in the rights, preferences, privileges and restrictions of a share of our Series E preferred stock, as further explained in the "What are depositary shares, and can holders of depositary shares vote at the Meeting?" section below;

  •
  All references to common stockholders are to holders of shares of Magnum Hunter common stock and holders of exchangeable shares;

  •
  All references to preferred stockholders are to holders of shares of Series C, Series D and Series E preferred stock (which Series E preferred stock is represented by depositary shares); and

  •
  All dollar amounts are expressed in U.S. dollars.

        The following are some questions that you, as a stockholder of Magnum Hunter, may have regarding the Meeting, and brief answers to those questions. You are urged to read carefully this proxy statement and the other documents incorporated by reference in this proxy statement in their entirety because this section may not provide all of the information that is important to you with respect to the Meeting.

Q:    When and where is the Meeting?

A:
The Meeting will be held on January 17, 2013 at 3:30 p.m. Central Standard Time at The St. Regis Houston, The Colonnade Room, First Floor, 1919 Briar Oaks Lane, Houston, Texas 77027.

Q:    What is the Notice of Internet Availability of Proxy Materials that I received in the mail this year instead of a full set of proxy materials?

A:
In accordance with rules adopted by the Securities and Exchange Commission, or SEC, we may furnish proxy materials, including this proxy statement, to stockholders, by providing access to these materials on the Internet instead of mailing a printed copy of our proxy materials to our stockholders. Based on this practice, most of our stockholders have already received a Notice of Internet Availability of Proxy Materials, also referred to as the Notice, which provides instructions for accessing our proxy materials on a website referred to in the Notice or requesting to receive printed copies of the proxy materials by mail or electronically by email.

  If you are a common stockholder and would like to receive a paper or email copy of our proxy materials for our 2012 annual meeting or for all future meetings, or if you are a preferred stockholder and would like to receive a paper or email copy of our proxy materials for all future special meetings, please follow the instructions for requesting such materials included in the Notice. Please note that if you previously requested or consented to delivery of our proxy materials by mail or electronically via email, you did not receive the separate Notice. Instead, we sent you a full set of our proxy materials, which includes instructions for voting. We believe the delivery options that we have chosen will allow us to provide our stockholders with the proxy materials they need, while lowering the cost of the delivery of the materials and reducing the environmental impact of printing and mailing printed copies.

Q:    Why am I being provided with access to or receiving these proxy materials?

A:
The Board of Directors of Magnum Hunter, or the Board, is soliciting proxies from its common stockholders for voting on the proposals to be presented at the Meeting. The Board is also soliciting proxies from its preferred stockholders for voting on the amendment of Magnum Hunter's certificate of incorporation, as amended, to increase the authorized number of shares of Magnum Hunter preferred stock, which is set forth as Proposal 4 in this proxy statement. Your proxy will be voted in accordance with the instructions given, unless the proxy is subsequently revoked. This proxy statement describes in detail the proposals on which we would like our common and preferred stockholders to vote. It also gives you information on these proposals so that you can make an informed decision.

Q:    Who can vote at the Meeting?

A:
Only common stockholders of record at the close of business on November 26, 2012, referred to as the Record Date, will be entitled to vote on the proposals set forth in this proxy statement at the Meeting or any adjournment or postponement thereof. On the Record Date, there were 170,015,772 shares of common stock and one share of Special Voting Preferred Stock outstanding and entitled to vote. On the Record Date, the single share of Special Voting Preferred Stock was entitled to 538,875 votes, which equals the number of shares of common stock issuable upon the exchange of the exchangeable shares of MHR Exchangeco Corporation outstanding as of the Record Date, which are referred to in this proxy statement as the exchangeable shares, that were issued in connection with the May 2011 acquisition by Magnum Hunter of NuLoch Resources, Inc. (now known as Williston Hunter Canada, Inc.). For further discussion of the exchangeable shares, please see "If I hold exchangeable shares, how do I vote?" below.

  Only preferred stockholders of record at the close of business on the Record Date will be entitled to vote on Proposal 4 in this proxy statement at the Meeting or any adjournment or postponement thereof. On the Record Date, there were 4,000,000 shares of Series C preferred stock, 4,205,513 shares of Series D preferred stock and 2,704,850 shares of Series E preferred stock (which shares of Series E preferred stock are represented by 2,704,850 depositary shares) outstanding and entitled to vote on Proposal 4.

Q:    What are depositary shares, and can holders of depositary shares vote at the Meeting?

A:
Each depositary share represents 1/1000th of a share of our Series E preferred stock. The depositary shares are governed by the Deposit Agreement, dated as of November 2, 2012 (the

  "Deposit Agreement"), among Magnum Hunter, American Stock Transfer & Trust Company, LLC, as depositary (the "Depositary"), and the holders of the depositary receipts (which represent depositary shares) described in the Deposit Agreement.

  Holders of depositary shares are entitled to instruct the Depositary on how to vote the shares of Series E preferred stock represented by such depositary shares at the Meeting. For more information, please see "If I own depositary shares, how do I vote?" below.

Q:    What am I being asked to vote on at the Meeting?

A:
Our common stockholders are being asked to vote on each of the proposals below:

•
The election of each of J. Raleigh Bailes, Sr., Brad Bynum, Victor G. Carrillo, Gary C. Evans, Stephen C. Hurley, Joe L. McClaugherty, Ronald D. Ormand, Steven A. Pfeifer and Jeff Swanson, each of whom is presently a member of the Board, to serve as a director of Magnum Hunter until the 2013 annual meeting of stockholders of Magnum Hunter or until their respective successors are duly elected and qualified;

•
The ratification of the appointment of PricewaterhouseCoopers LLP, whom we refer to as PwC, as Magnum Hunter's independent registered public accounting firm for the fiscal year ending December 31, 2012;

•
The approval of the amendment of Magnum Hunter's certificate of incorporation, as amended, which we refer to as the certificate of incorporation, to increase the authorized number of shares of Magnum Hunter common stock to 350,000,000;

•
The approval of the amendment of Magnum Hunter's certificate of incorporation, as amended, to increase the authorized number of shares of Magnum Hunter preferred stock to 15,000,000;

•
The approval of the amendment of Magnum Hunter's amended and restated stock incentive plan, which we refer to as the Stock Incentive Plan, to increase the aggregate number of shares of Magnum Hunter common stock that may be issued under the Stock Incentive Plan to 27,500,000 (as well as a proportionate increase in the maximum number of shares of common stock that may be covered by stock-based awards granted to any participant under the Stock Incentive Plan in a calendar year); and

•
The approval of an adjournment of the Meeting, if necessary, to solicit additional proxies in favor of the foregoing proposals.

  Our preferred stockholders are being asked to vote on each of the proposals below:

  •
  The approval of the amendment of Magnum Hunter's certificate of incorporation, as amended, to increase the authorized number of shares of Magnum Hunter preferred stock to 15,000,000; and

  •
  The approval of an adjournment of the Meeting, if necessary, to solicit additional proxies in favor of the foregoing proposals.

  None of the proposals to be voted upon at the Meeting is conditional on the approval of any other proposal. The Company is not aware of any other matter that will be presented at the Meeting for action on the part of the common or preferred stockholders. However, if any other matters are properly brought before the Meeting, your proxy or voting instructions gives authority to the proxy holders, Gary C. Evans and Ronald D. Ormand, to vote on those other matters in accordance with the Board's recommendation.

Q:    How does the Board recommend that I vote?

A:
With respect to the proposals to be considered and voted on at the Meeting, the Board recommends that Magnum Hunter stockholders vote:

•
"FOR" the election of each of the director nominees;

•
"FOR" the ratification of the appointment of PwC as Magnum Hunter's independent registered public accounting firm for the fiscal year ending December 31, 2012;

•
"FOR" the approval of the amendment to our certificate of incorporation to increase the authorized number of shares of our common stock;

•
"FOR" the approval of the amendment of Magnum Hunter's certificate of incorporation, as amended, to increase the authorized number of shares of Magnum Hunter preferred stock to 15,000,000;

•
"FOR" the approval of the amendment to our Stock Incentive Plan to increase the aggregate number of shares of our common stock that may be issued under the Stock Incentive Plan (as well as a proportionate increase in the maximum number of shares of common stock that may be covered by stock-based awards granted to any participant under the Stock Incentive Plan in a calendar year); and

•
"FOR" the adjournment of the Meeting, if necessary, to solicit additional proxies in favor of such proposals.

  We anticipate that our executive officers and directors will vote their shares of our common and preferred stock in accordance with the Board's recommendations on the above proposals.

Q:    What vote is required for Magnum Hunter's stockholders to approve each proposal?

A:
Assuming the presence of a quorum, the following vote is required for each proposal:

•
The election of each of the nine directors requires the affirmative vote of a plurality of the shares of common stock and exchangeable shares represented by the Special Voting Preferred Stock cast at the Meeting. You may only vote "FOR" or "WITHHELD" with respect to election of directors, and as a result, there will not be any abstentions on this proposal. Broker non-votes will have no effect on the outcome of this proposal.

•
The ratification of the appointment of PwC and any proposal to adjourn the Meeting, if necessary, to solicit additional proxies each requires the affirmative vote of a majority of the shares of common stock and exchangeable shares represented by the Special Voting Preferred Stock that are present in person or represented by proxy and entitled to vote at the Meeting. Under Delaware law, (i) abstentions are considered to be "present" and "entitled to vote" at the Meeting, and as a result, abstentions will have the effect of a vote "AGAINST" these proposals, and (ii) shares underlying broker non-votes are not considered to be "entitled to vote" at the Meeting, and as a result, broker non-votes will generally have no effect on the outcome of these proposals. As discussed below, under applicable New York Stock Exchange, or NYSE, rules, brokers may use their discretion to vote shares for which voting instructions are not submitted with respect to the ratification of PwC, so no broker non-votes are expected for this proposal.

•
The approval of the amendment to our certificate of incorporation to increase the authorized number of shares of common stock requires the affirmative vote of the holders of a majority of the outstanding shares of Magnum Hunter common stock and exchangeable shares represented by the Special Voting Preferred Stock as of the Record Date. Accordingly, abstentions will have the effect of a vote "AGAINST" this proposal. However, as discussed below, we believe the NYSE will permit brokers to use their discretion to vote shares for which voting instructions are not submitted with respect to this proposal so no broker non-votes are expected for this proposal.

  •
  The approval of the amendment to our certificate of incorporation to increase the authorized number of shares of preferred stock requires the affirmative vote of both (i) the holders of a majority of the outstanding shares of Magnum Hunter common stock as of the Record Date and (ii) the holders of a majority of the combined voting power of the outstanding shares of our Series C preferred stock, our Series D preferred stock and our Series E preferred stock (which Series E preferred stock is represented by depositary shares) as of the Record Date. The Series C preferred stock and Series D preferred stock each have one vote per share. The Series E preferred stock has 1,000 votes per share, and each depositary share entitles its holder to instruct the voting of one of such votes. Abstentions and broker non-votes of the Series C and Series D preferred stock will have the effect of a vote "AGAINST" this proposal. However, an abstention or broker non-vote by the holders of depositary shares will not have such effect since the Deposit Agreement requires the Depositary to vote the Series E preferred stock evidenced by such depositary shares proportionately with the voting instructions it receives from holders of other depositary shares. (For more information about depositary shares, please see "If I own depositary shares, how do I vote?" below.)

  •
  The approval of the amendment to our Stock Incentive Plan to increase the aggregate number of shares of Magnum Hunter common stock that may be issued under the Stock Incentive Plan (as well as a proportionate increase in the maximum number of shares of common stock that may be covered by stock-based awards granted to any participant under the Stock Incentive Plan in a calendar year) requires the affirmative vote of a majority of the votes cast at the Meeting, provided that the total vote cast on this proposal represents over 50% of all shares entitled to vote on this proposal, in accordance with the rules of the NYSE. Under applicable NYSE rules, (i) abstentions will have the effect of a vote "AGAINST" this proposal, and (ii) broker non-votes will not be counted as votes cast, but will be counted as "shares entitled to vote" for purposes of determining whether the 50% threshold is met. Each share of common stock and exchangeable share represented by the Special Voting Preferred Stock will be entitled to one vote.

  A proposal to adjourn the Meeting, if necessary, does not require a quorum.

Q:    What is the difference between holding shares of our stock as a "stockholder of record" and as a "beneficial owner"?

A:
Most of our common and preferred stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between holding shares as a stockholder of record and holding shares as a beneficial owner in street name:

•
Stockholder of Record—If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are the stockholder of record of such shares.

•
Beneficial Owner—If your shares are held in a brokerage account, by a bank or by another nominee, you are the "beneficial owner" of such shares held in street name.

  If you are a holder of exchangeable shares, please see "If I hold exchangeable shares, how do I vote?" below.

Q:    If I am a "stockholder of record," how do I vote?

A:
If you are a stockholder of record and entitled to vote at the Meeting, you can submit a proxy or vote in person by completing a ballot at the Meeting. However, even if you plan to attend the

  Meeting, Magnum Hunter encourages you to submit a proxy before the Meeting to ensure that your shares are voted. A proxy is a legal designation of another person to vote your shares of Magnum Hunter stock on your behalf. If you are a stockholder of record, you may submit a proxy for your shares by:

  •
  Calling the toll-free number specified on the enclosed proxy card and following the instructions when prompted;

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  Accessing the Internet website specified on the enclosed proxy card and following the instructions provided to you; or

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  Filling out, signing and dating the enclosed proxy card and mailing it in the prepaid envelope included with these proxy materials.

  When a stockholder submits a proxy by telephone or through the Internet, his or her proxy is recorded immediately. Magnum Hunter encourages its stockholders to submit their proxies using these methods whenever possible. If you submit a proxy by telephone or through the Internet, please do not return your proxy card by mail.

Q:    If I am a "beneficial owner" of shares, how do I vote?

  If you are a beneficial owner of shares, you must instruct your broker, bank or other nominee on how to vote your shares by following the instructions that the broker, bank or other nominee provides to you with these proxy materials. Most brokers offer stockholders the ability to submit voting instructions by mail by completing a voting instruction card, by telephone and via the Internet.

  If you are a beneficial owner of shares and desire to vote your shares in person at the Meeting, you must obtain a proxy from your broker, bank or other nominee and present it to the inspector of election with your ballot when you vote at the Meeting.

Q:    If I own exchangeable shares, how do I vote?

A:
If you own exchangeable shares, you are receiving these proxy materials, which relate to the annual meeting of Magnum Hunter, in accordance with the provisions of the Voting and Exchange Trust Agreement dated May 3, 2011, or the Voting Exchange Agreement, among Magnum Hunter, MHR Exchangeco Corporation and Valiant Trust Company, or the Trustee. The exchangeable shares are the economic equivalent to shares of common stock of Magnum Hunter. In accordance with the Voting Exchange Agreement, holders of exchangeable shares are entitled to instruct the Trustee as to how to vote their exchangeable shares. The Trustee holds the single outstanding share of our Special Voting Preferred Stock, which is entitled to as many votes as there are outstanding exchangeable shares on the Record Date, and may only vote the single share of Special Voting Preferred Stock as directed by the holders of the exchangeable shares. Holders of exchangeable shares who do not hold their exchangeable shares in their own name are not entitled to instruct the Trustee as to how to exercise voting rights at the Meeting. Only holders of exchangeable shares whose names appear on the records of MHR Exchangeco Corporation as the registered holders of exchangeable shares are entitled to instruct the Trustee as to how to exercise voting rights in respect of their exchangeable shares at the Meeting. Holders of exchangeable shares may also obtain a proxy from the Trustee to vote their exchangeable shares at the Meeting. Holders of exchangeable shares should follow the instructions sent to them by the Trustee in order to exercise their voting rights.

  If on November 26, 2012 your exchangeable shares were held in a brokerage account, bank or by another nominee, then you are the beneficial owner of exchangeable shares held in street name. If you are a beneficial owner of exchangeable shares, you must instruct your broker, bank or other nominee on how to vote your shares by following the instructions that the broker, bank or other nominee provides to you with these proxy materials. Most brokers offer stockholders the ability to submit voting instructions by mail by completing a voting instruction card, by telephone and via the Internet.

Q:    If I own depositary shares, how do I vote?

A:
If you own depositary shares, the Depositary is required by the Deposit Agreement to forward you this proxy statement and information concerning how you can instruct the Depositary on how to vote the Series E preferred stock to which your depositary shares relate. Each depositary share you own entitles you to instruct the voting of one of the 1,000 votes carried by a share of Series E preferred stock. (Each depositary share represents 1/1000th of a share of Series E preferred stock, and each share of Series E preferred stock has 1,000 votes (or one vote per $25.00 of stated liquidation preference given the Series E preferred stock's per share liquidation preference is $25,000).) The Series E preferred stock is entitled to vote on Proposal No. 4, the approval of the amendment to Magnum Hunter's certificate of incorporation to increase the authorized shares of Magnum Hunter preferred stock to 15,000,000. Such proposal requires the affirmative vote of both (i) the holders of a majority of the outstanding shares of our common stock and (ii) the holders of a majority of the combined voting power of the outstanding shares of our Series C preferred stock, our Series D preferred stock and our Series E preferred stock as of the Record Date. The Depositary will vote the Series E preferred stock to which your depositary shares relate in accordance with your valid instructions. In the event of an abstention or broker non-vote with respect to your depositary shares, the Depositary is required by the Deposit Agreement to vote the Series E preferred stock evidenced by your depositary shares proportionately with the voting instructions it receives from holders of other depositary shares.

Q:    How will my proxy be voted?

A:
All shares represented by each properly executed and valid proxy received by 11:59 p.m. Eastern Time on January 16, 2013 (or on January 15, 2013 with respect to the exchangeable shares) will be voted in accordance with the instructions given on the proxy.

  If a holder of common stock or exchangeable shares executes a proxy card without giving instructions, the shares of common stock or exchangeable shares represented by that proxy card will be voted:

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  "FOR" the election of each of the director nominees;

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  "FOR" the ratification of the appointment of PwC as Magnum Hunter's independent registered public accounting firm for the fiscal year ending December 31, 2012;

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  "FOR" the approval of the amendment to our certificate of incorporation to increase the authorized number of shares of our common stock;

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  "FOR" the approval of the amendment to our certificate of incorporation to increase the authorized number of shares of our preferred stock;

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  "FOR" the approval of the amendment to our Stock Incentive Plan to increase the aggregate number of shares of our common stock that may be issued under the Stock Incentive Plan (as well as a proportionate increase in the maximum number of shares of common stock that may be covered by stock-based awards granted to any participant under the Stock Incentive Plan in a calendar year); and

  •
  Otherwise in accordance with the judgment of the person voting the proxy on any other matter properly brought before the common stockholders at the Meeting and any adjournment or postponement thereof, including any proposal to adjourn the Meeting, if necessary, to solicit additional proxies in favor of the foregoing proposals.

  If a holder of preferred stock executes a proxy card without giving instructions, the shares of preferred stock represented by that proxy card will be voted "FOR" the approval of the amendment to our certificate of incorporation to increase the authorized number of shares of our preferred stock and otherwise in accordance with the judgment of the person voting the proxy on any other matter properly brought before the preferred stockholders at the Meeting and any adjournment or postponement thereof, including any proposal to adjourn the Meeting, if necessary, to solicit additional proxies in favor of the foregoing proposal.

  Your vote is important. Accordingly, please submit your proxy by telephone, through the Internet or by mail, whether or not you plan to attend the Meeting in person.

Q:    Why are common stockholders being asked to vote on the ratification of the appointment of PwC, rather than Hein & Associates LLP, or Hein, as the Company's independent registered public accounting firm for 2012?

A:
Hein audited the Company's financial statements for 2009, 2010 and 2011. In spring of 2012, the Company's senior management concluded that it would be in the Company's best interests for the Company to engage a new independent registered public accounting firm for 2012 with a greater depth of resources to accommodate the Company's rapidly expanding and widespread operations as well as its accessing the public capital markets. On May 25, 2012, Hein informed the Company that it declined to stand for re-election as the Company's independent registered public accounting firm for 2012. During the years ended December 31, 2011 and 2010, and the subsequent interim period through June 1, 2012, there were (i) no disagreements between the Company and Hein on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hein, would have caused Hein to make reference to the subject matter of the disagreement in their reports on the Company's consolidated financial statements for such years, and (ii) no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K. The Audit Committee has selected and engaged PwC as the Company's new independent registered public accounting firm for 2012. Hein had agreed to serve as the Company's independent registered public accounting firm on an interim basis until a successor independent registered public accounting firm was engaged.

Q:    If I am a beneficial owner of shares, will my broker, bank or other nominee automatically vote my shares for me?

A:
If you are the beneficial owner of common or preferred stock or exchangeable shares held in street name and do not submit voting instructions to your broker, bank or other nominee, the nominee that holds your shares may use their discretion in voting your shares with respect to "routine items," but not with respect to "non-routine items," under the rules of the NYSE. On non-routine items for which you do not submit voting instructions to your broker, bank or other nominee, your shares will not be voted and will be treated as "broker non-votes." The proposal for common stockholders to ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2012 is considered a routine item and therefore may be voted upon by a common stockholder's broker, bank or other nominee if such holder does not provide voting instructions on this proposal. In addition, we believe the NYSE will classify the proposal to amend our certificate of incorporation to increase the authorized number of shares of common stock as a routine item, and accordingly, we expect that banks, brokers and nominees will be permitted to use their discretion to vote common shares for which voting instructions are not submitted with respect to this proposal. The election of directors, the proposal to amend our certificate of incorporation to increase the authorized number of shares of our preferred stock, and the proposal to amend our Stock Incentive Plan are considered non-routine items and, therefore, may not be voted upon by your broker, bank or other nominee if you do not provide voting instructions on these specific proposals. Notwithstanding the immediately preceding sentence, in the event of an abstention or broker non-vote with respect to your depositary shares, the Depositary is required by the Deposit Agreement to vote the Series E preferred stock evidenced by your depositary shares proportionately with the voting instructions it receives from holders of other depositary shares.

Q:    How can I change or revoke my proxy?

A:
You may revoke your proxy and/or change your vote before your proxy is voted at the Meeting.

  If you are a stockholder of record, you can do this by:

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  Sending a written notice stating that you revoke your proxy to our Corporate Secretary at our principal executive offices at 777 Post Oak Blvd, Suite 650, Houston, Texas 77056, Attn: Corporate Secretary, as long as the notice bears a date subsequent to the date of the proxy and is received no later than two business days prior to the Meeting and states that you revoke your proxy;

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  Submitting a valid, later-dated proxy by mail, telephone or through the Internet that is received by 11:59 p.m. Eastern Time on January 16, 2013 (or on January 15, 2013 with respect to the exchangeable shares); or

  •
  Attending the Meeting and voting by ballot in person (though your attendance at the Meeting will not, by itself, revoke any proxy that you have previously given).

  If you are the owner of exchangeable shares, you must follow the directions you receive from the Trustee in order to revoke or change your vote.

  If you are the beneficial owner of common or preferred stock or exchangeable shares held in street name, you must follow the directions you receive from your broker, bank or other nominee in order to revoke or change your vote.

Q:    What constitutes a quorum for the Meeting?

A:
In order to carry on the business of the Meeting, we must have a quorum. With respect to the annual meeting of common stockholders, this means at least a majority of the total shares of common stock and exchangeable shares represented by the Special Voting Preferred Stock that are outstanding as of the Record Date must be represented at the Meeting, either by proxy or in person. With respect to the special meeting of preferred stockholders, this means at least a majority of the voting power of the total shares of Series C, Series D and Series E preferred stock that are outstanding as of the Record Date must be represented at the Meeting, either by proxy or in person, with the Series C preferred stock and the Series D preferred stock each having one vote per share and the Series E preferred stock having 1,000 votes per share (equal to one vote for each $25.00 of liquidation preference given the Series E preferred stock's $25,000 per share liquidation preference). Abstentions and broker non-votes, which are described in more detail above, will be counted as shares present at the Meeting for purposes of determining whether a quorum exists.

Q:    Who may attend the Meeting?

A:
Magnum Hunter common and preferred stockholders (including holders of depositary shares representing the Series E preferred stock) and holders of exchangeable shares (or their authorized representatives) may attend the Meeting. Proof of identification and proof of ownership of

  Magnum Hunter common stock or preferred stock (including depositary shares representing the Series E preferred stock) or exchangeable shares are needed for you to be admitted to the Meeting. If you plan to attend the Meeting and your shares are held in "street name" through a broker, bank or other nominee, you will need to provide proof of ownership of your shares. Examples of proof of ownership include a recent brokerage statement or letter from your broker, bank or other nominee.

Q:    Where can I find the voting results of the Meeting?

A:
The preliminary voting results are expected to be announced at the Meeting. Magnum Hunter will report the final voting results, or the preliminary voting results if the final voting results are unavailable, in a Current Report on Form 8-K to be filed with the SEC within four business days following the Meeting.

Q:    Who is soliciting this proxy?

A:
The Board is soliciting this proxy and we will bear the cost of the solicitation. The Company has retained D.F. King &. Co., Inc., an independent proxy solicitation firm, to assist in soliciting proxies from stockholders. D.F. King &. Co., Inc. will receive a fee of approximately $10,000 as compensation for its services and will be reimbursed for its reasonable out-of-pocket expenses. The Company has agreed to indemnify D.F. King &. Co., Inc. against certain liabilities arising under the federal securities laws.

  We may also make arrangements with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of soliciting material to the beneficial owners of Magnum Hunter common stock or exchangeable shares held of record. We will reimburse those brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with that service. In addition to the use of mail, our directors, officers and employees, without additional compensation, may solicit proxies by personal interview, telephone, electronic mail or otherwise.

Q:    What do I do if I receive more than one proxy or set of voting instructions?

A:
If you receive more than one proxy and/or set of voting instructions relating to the Meeting, which means you own shares in more than one account or you are a holder of more than one class of Magnum Hunter stock, each should be voted and/or returned separately as described elsewhere in this proxy statement in order to ensure that all of your shares are voted.

Q:    What do I need to do now?

A:
After carefully reading and considering the information contained in this proxy statement, please submit your proxy by telephone or through the Internet in accordance with the instructions set forth in the enclosed proxy card, or fill out, sign and date the proxy card, and then mail your signed proxy card in the enclosed prepaid envelope as soon as possible so that your shares will be represented at the Meeting.

Q:    Who can help answer my questions?

A:
If you have any questions about the Meeting or the other matters described in this proxy statement or need assistance in voting your shares of common or preferred stock or additional copies of this proxy statement or the enclosed proxy card, you should call D.F. King &. Co., Inc., Magnum Hunter's proxy solicitor. Stockholders should call D.F. King & Co., Inc. toll-free at (800) 967-7635, and banks and brokers should call collect at (212) 269-5550. If you are a holder of exchangeable shares and have questions about how to vote your exchangeable shares, you should contact Valiant Trust Company, as Trustee, toll-free at (866) 313-1872. In addition, information regarding the Meeting is available via the Internet at our website www.magnumhunterresources.com.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

        The business, property and affairs of Magnum Hunter are managed by our Chief Executive Officer under the direction of our Board. The Board is responsible for establishing broad corporate policies and for overall performance and direction of Magnum Hunter, but is not involved in day-to-day operations. Members of the Board keep informed of Magnum Hunter's business by participating in Board and committee meetings, by reviewing analyses and reports sent to them regularly, and through discussions with the Chief Executive Officer and other executive officers.

        We have adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth the procedures by which the Board carries out its responsibilities. Among the areas addressed by the guidelines are director qualifications and responsibilities, Board committee responsibilities, selection and election of directors, director compensation and tenure, Board meeting requirements and Board and committee performance evaluations. The Governance Committee is responsible for assessing and periodically reviewing the adequacy of these guidelines. Our Corporate Governance Guidelines are available on the Company's website under the "Corporate Governance" link under the "Investors" tab at www.magnumhunterresources.com.

Proposal No. 1—Election of Directors

        At the Meeting, our common stockholders will consider and vote on the election of each of J. Raleigh Bailes, Sr., Brad Bynum, Victor G. Carrillo, Gary C. Evans, Stephen C. Hurley, Joe L. McClaugherty, Ronald D. Ormand, Steven A. Pfeifer and Jeff Swanson to hold office until the 2013 annual meeting of stockholders of Magnum Hunter or until their respective successors are duly elected and qualified. Each director nominee is currently a director of Magnum Hunter. Mr. Hurley was elected as a director by the Board in October 2011 to fill the vacancy created by Gary L. Hall's resignation. Mr. Hurley was recommended as a nominee for election by the Governance Committee. If any director nominee becomes unable or unwilling to stand for election, which is not currently anticipated, the Board can name a substitute director nominee, and the shares represented by proxies will be voted for the substitute director nominee pursuant to discretionary authority, unless withheld.

Biographical Information of our Directors

        The following is a brief biography of each director nominee. The biographies include information regarding each individual's service as a director of Magnum Hunter, business experience, director positions at public companies held currently or at any time during the last five years, and the experience, qualifications, attributes or skills that caused our Board and the Governance Committee to determine that the person should serve as a director of Magnum Hunter.

        J. Raleigh Bailes, Sr., age 64, has been a director of Magnum Hunter since 2006. Mr. Bailes has been a partner of Bailes, Bates & Associates, LLP, a tax and accounting firm, since March 2003. Between November 1999 and March 2003, Mr. Bailes owned and managed J. Raleigh Bailes, CPA, a tax and accounting firm. Mr. Bailes is admitted to practice before the U.S. Tax Court and is licensed by the State of Texas as a certified public accountant. The Company's recent change to a "large accelerated filer" and a "well-known seasoned issuer" under applicable SEC rules and its increased subjectivity to Sarbanes-Oxley Act compliance were factors taken into account by the Board in determining that Mr. Bailes' tax, accounting and industry experience would benefit the Company.

        Brad Bynum, age 42, has been a director of Magnum Hunter since 2006. Mr. Bynum currently serves as President of Howard Energy Partners, an independent energy services company offering midstream services, project management, contract operations, and fabrication and construction services, a position he has held since December 2011. Mr. Bynum also served as Chief Financial Officer of

Howard Energy Partners from July 2011 to December 2011. Mr. Bynum was Chief Financial Officer of Hall-Houston Exploration Partners, L.L.C., a privately-held oil and gas exploration and development company, from February 2005 to July 2011. Between 1997 and February 2005, Mr. Bynum was employed at Merrill Lynch Pierce Fenner & Smith, or Merrill Lynch, most recently as a Director of Investment Banking in Merrill Lynch's Global Energy and Power Investment Banking Group, in Houston, Texas. Mr. Bynum received a degree in accounting from Texas A&M University and an M.B.A. from Rice University. Mr. Bynum's industry experience, industry and investment banking contacts, and financial expertise were taken into consideration during the nomination process.

        Victor G. Carrillo, age 47, has been a director of Magnum Hunter since January 2011. Mr. Carrillo currently serves as President and Chief Operating Officer and a director of Zion Oil & Gas, Inc., or Zion, a company engaged in oil and gas exploration primarily in Israel and areas located on-shore between Haifa and Tel Aviv, a position he has held since October 2011. Mr. Carrillo has also served as a director of Zion since September 2010, and he served as an executive vice president and a director of Zion from January 2011 to October 2011. From 2003 to 2010, Mr. Carrillo served as a commissioner on the Texas Railroad Commission. During his time of service on the Texas Railroad Commission, Mr. Carrillo also served as Chairman of the Governor's Texas Energy Planning Council. During his career, Mr. Carrillo has also served as the Chairman of the Outer Continental Shelf Advisory Committee to the U.S. Secretary of the Interior, Vice Chairman of the Interstate Oil and Gas Compact Commission, a member of the Committee on Gas for the National Association of Regulatory Utility Commissioners and a member of the board of directors of Advisors to the Texas Journal of Oil, Gas & Energy Law at the University of Texas School of Law. Hispanic Business Magazine has named Mr. Carrillo one of the 100 Most Influential Hispanics in the United States. Mr. Carrillo received a B.S. in geology from Hardin-Simmons University, an M.S. in geology from Baylor University, a Juris Doctorate with emphasis in both environmental and oil and gas law from the University of Houston Law Center and an honorary Doctorate from Hardin-Simmons University. Mr. Carrillo's vast educational and professional experience related to the crude oil and natural gas exploration and production segment of the energy industry was taken into consideration by the Board in connection with his nomination.

        Gary C. Evans, age 55, has been a director of Magnum Hunter since 2009. Mr. Evans was appointed as Chairman of the Board and Chief Executive Officer of the Company on May 23, 2009. Mr. Evans previously founded and served as the Chairman and Chief Executive Officer of Magnum Hunter Resources, Inc., or MHRI, an unrelated NYSE-listed company of similar name, for twenty years before selling MHRI to Cimarex Energy for approximately $2.2 billion in June 2005. In 2005, Mr. Evans formed Wind Energy, LLC, a renewable energy company which was subsequently acquired in December 2006 by GreenHunter Energy, Inc., or GreenHunter, an NYSE MKT-listed renewable energy company focusing on water resource management as it relates to the oil and gas industry. Mr. Evans has served as Chairman and Chief Executive Officer of GreenHunter since December 2006. Mr. Evans serves as an individual trustee of TEL Offshore Trust, a publicly-listed oil and gas trust, and is a director of Novavax Inc., a NASDAQ-listed clinical-stage vaccine biotechnology company. Mr. Evans was recognized by Ernst & Young LLP as the Southwest Area 2004 Entrepreneur of the Year for the Energy Sector and was subsequently inducted into the World Hall of Fame for Ernst & Young Entrepreneurs. In nominating Mr. Evans, the Board concluded the Company would benefit from Mr. Evans' extensive oil and gas industry expertise, his expertise as a chief executive officer with publicly held energy companies and his industry, investment banking and commercial lending contacts.

        Stephen C. Hurley, age 62, has been a director of Magnum Hunter since October 2011. Mr. Hurley has 37 years of experience in the oil and gas industry. He is a former member of the board of directors of Brigham Exploration Company, serving from December 2002 to December 2011 when the company was sold to Statoil ASA. He also served on the audit and compensation committees of Brigham Exploration Company from January 2003 to December 2011. Mr. Hurley is a former President and director of Hunt Oil Company, having been associated with Hunt Oil Company from August 2001 to August 2011. Prior to joining Hunt Oil Company, Mr. Hurley served as Chief Operating Officer, Executive Vice President and a director for Chieftain International, Inc. from August 1995 to August 2001. Prior to joining Chieftain International, Inc., Mr. Hurley was Vice President of Exploration and Production for Murphy Exploration and Production Company. Earlier, he was affiliated with Ocean Drilling and Exploration Company and Exxon Company USA. Mr. Hurley holds a B.S. and an M.S. from the University of Arkansas and an advanced degree in business studies from Harvard University. In nominating Mr. Hurley, the Board considered his extensive executive-level experience in the energy industry.

        Joe L. McClaugherty, age 61, has been a director of Magnum Hunter since 2006. For the past 21 years, Mr. McClaugherty has been a senior partner of McClaugherty & Silver, P.C., a full service firm engaged in the practice of civil law, including oil and gas law, located in Santa Fe, New Mexico. Mr. McClaugherty is admitted to the State bars of New Mexico, Texas and Colorado, as well as the Federal bars of the Districts of New Mexico and Colorado, the United States Court of Appeals for the Tenth Circuit and the United States Supreme Court. In nominating Mr. McClaugherty, the Board considered his business and law degrees from the University of Texas at Austin, his approximately 36 years of legal experience in a broad-based civil practice and his extensive experience on boards of both international and domestic companies.

        Ronald D. Ormand, age 54, has been a director of Magnum Hunter since 2009. Mr. Ormand was appointed as Chief Financial Officer and Executive Vice President of the Company on May 22, 2009 and was appointed as a director of the Company on May 23, 2009. Mr. Ormand has over 25 years of investment and commercial banking experience in the energy industry. From April 2005 to October 2007, he served as a managing director with West LB, where he served as head of the Oil and Gas Investment Banking Group for the Americas. From 1988 to December 2004, Mr. Ormand was with CIBC World Markets, or CIBC, and Oppenheimer & Co., which CIBC acquired in 1997. From 1997 to 2004, Mr. Ormand served as managing director and head of CIBC's U.S. Oil and Gas Investment Banking Group and a member of the firm's Investment Banking Management Committee. Prior to joining CIBC in 1988, Mr. Ormand worked in various investment banking positions. Mr. Ormand also served as President and Chief Financial Officer and a director of Tremisis Energy Acquisition Corporation II, an NYSE-listed company, from November 2007 to March 2009 and currently serves on the board of directors of GreenHunter. Mr. Ormand received a B.A. and an M.B.A. from the University of California at Los Angeles and attended Cambridge University in Cambridge, England where he studied economics. In nominating Mr. Ormand, the Board took into account Mr. Ormand's extensive investment banking and commercial banking experience and related industry contacts, which the Board believes will facilitate the Company's acquisition and financing activities.

        Steven A. Pfeifer, age 49, has been a director of Magnum Hunter since May 2006. Since January 2005, he has served as the managing partner of P.O. & G. Resources, LP, a privately held oil and natural gas exploration and production company with holdings in Texas, New Mexico, Oklahoma, Kansas, Montana, North Dakota, Wyoming, and Mississippi. Mr. Pfeifer has also served as a director of TS World Development Fund, Ltd., a fund that invests primarily in exchange-listed equities, since August 2010. From September 1999 to September 2004, Mr. Pfeifer was employed by Merrill Lynch, Pierce, Fenner, & Smith Incorporated, or Merrill Lynch, initially as the integrated oil stock analyst and later as First Vice President in charge of Merrill Lynch's Global Energy Research team. From April 1993 to September 1999, he was a Wall Street energy equity analyst in the New York offices of Deutsche Bank AG, Paine Webber and Company, and Prudential Securities. From August 1988 to April 1993, Mr. Pfeifer worked as a financial analyst in Amoco Corporation's strategic planning, exploration, and Russian venture groups in Houston and Chicago. From December 1984 to May 1986, he worked as a petroleum engineer in Atlantic Richfield Company's Tulsa, Denver, and Midland offices. Mr. Pfeifer received a B.S. in petroleum engineering from the University of Texas at Austin, and an M.B.A. from the Wharton School of the University of Pennsylvania. He is a member of the Society of Petroleum Engineers (SPE) and the Independent Petroleum Association of America (IPAA). Mr. Pfeifer's industry experience, financial expertise and technical background were taken into consideration by the Board during the nomination process.

        Jeff Swanson, age 56, has been a director of Magnum Hunter since 2009. Mr. Swanson currently serves as the President and Chief Executive Officer of GrailQuest Corp., a privately held company providing software and services to the oil and gas industry, a position he has held since January 1999. Mr. Swanson is also the President and Chief Executive Officer of Swanson Consulting Inc., a provider of geological and engineering geosciences studies for the oil and gas industry. He has been actively engaged in the exploration and production sectors of the oil and gas industry for over 30 years. Mr. Swanson co-founded Stratamodel, Inc., which developed the first commercially available 3-D geocellular technology, now a standard workflow tool in the oil and gas industry. He is co-author of two patents including ReservoirGrail, an increasingly used reservoir volumetric material balancing simulator. Mr. Swanson received his B.B.A. from Southern Methodist University and is a member of the Society of Petroleum Engineers (SPE), Association of Petroleum Geologists (AAPG), Houston Geological Society (HGS), Independent Petroleum Association of America (IPAA) and the National Stripper Well Association (NSWA). He is an individual trustee of TEL Offshore Trust, a publicly-listed oil and gas trust. Mr. Swanson is a published author of several papers and articles regarding various technologies and methodologies used for enhancing and increasing the value of mature oil and gas fields. In nominating Mr. Swanson, the Board took into account both Mr. Swanson's experience as a Chief Executive Officer and his oil and gas industry expertise, particularly his technical expertise with respect to oilfield and reserve estimation technology.

  Required Vote

        The election of each of the director nominees requires the affirmative vote of a plurality of the shares of our common stock and exchangeable shares cast at the Meeting. You may only vote "FOR" or "WITHHELD" with respect to the election of directors, and as a result, there will not be any abstentions on this proposal. Broker non-votes will not affect the outcome on the election of directors.

        The Board recommends that Magnum Hunter's common stockholders vote "FOR" each of the director nominees listed above.

 Director Nomination Process

        In assessing the qualifications of candidates for nomination as director, our Governance Committee and our Board consider, in addition to qualifications set forth in our bylaws, each potential nominee's:

  •
  Personal and professional integrity, experience, reputation and skills;

  •
  Ability and willingness to devote the time and effort necessary to be an effective Board member; and

  •
  Commitment to act in the best interests of Magnum Hunter and its stockholders.

        Consideration is also given to the requirement under the NYSE listing standards that the Board be composed of a majority of independent directors, as well as the qualifications required for membership on our Board committees under the NYSE listing standards and various other regulations.

        In addition, the Board looks for nominees who possess a broad range of business experience, diversity ("diversity" being broadly construed to mean a variety of opinions, perspectives, experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics, all in the context of the requirements of our Board at that point in time), professional skills, geographic representation and other qualities they consider important in light of our business plan. The Board evaluates the makeup of its membership in the context of the Board as a whole, with the objective of recommending a group that can effectively work together using its diversity of experience to see that Magnum Hunter is well-managed and represents the interests of the Company and its stockholders.

        Under the terms of his then-existing employment agreement, Gary C. Evans, our Chairman of the Board, was entitled to nominate one member to our Board. He nominated Jeff Swanson in August 2009, and Mr. Swanson was elected to the Board at that time.

        Our common stockholders may submit the names and other information regarding individuals they wish to be considered for nomination as directors by writing to the Corporate Secretary at the address indicated on the first page of this proxy statement. In order to be considered for nomination by the Board for the 2013 annual meeting of common stockholders, submissions of potential nominees should be made no later than March 4, 2013 (which assumes that the proxy materials for the 2013 annual meeting will be distributed on or about May 31, 2013). The Company currently expects to hold its 2013 annual meeting in July 2013. See the section of this proxy statement entitled "Stockholder Proposals for 2013 Annual Meeting" for more information regarding the procedures and requirements for nominating a director for the 2013 annual meeting of stockholders.

Director Independence

        In accordance with the NYSE listing standards and applicable SEC rules and guidelines, our Board and our Governance Committee assess the independence of its members from time to time. Applying the applicable NYSE listing standards and SEC rules for independence, our Board, upon the recommendation of our Governance Committee, determined that Messrs. J. Raleigh Bailes, Sr., Brad Bynum, Victor G. Carrillo, Joe L. McClaugherty, Stephen C. Hurley, Steven A. Pfeifer and Jeff Swanson are independent directors.

        Under the NYSE listing standards, a majority of our directors must be independent, and our Audit, Compensation and Governance Committees are each required to be composed solely of independent directors. The standards for Audit Committee membership include additional requirements under rules of the SEC. The Board has determined that all of the members of our Audit, Compensation and Governance Committees meet the applicable independence requirements. The listing standards relating to general independence consist of both a requirement for a Board determination that the director has no material relationship with the Company and a listing of several specific relationships that preclude independence.

Board's Role in Risk Oversight

        Our Board is responsible for the Company's risk-oversight function and is actively involved in the oversight of risks that could affect our Company. Management is responsible for the day-to-day management of risks we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.

        The Audit Committee of our Board is charged by its charter with, among other duties, reviewing the significant accounting principles, policies and practices followed by the Company; reviewing financial, investment and risk management policies followed by Magnum Hunter in operating its business activities; reviewing the Company's annual audited financial statements; reviewing the effectiveness of our independent audits, including approval of the scope of and fees charged in connection with our annual audit and quarterly reviews; appointing and overseeing the work of the Company's independent auditor; and reviewing and discussing audit-related and independence matters with management, the Board, and the Company's independent auditors. The Audit Committee must regularly update the Board and make appropriate recommendations. Additionally, at Audit Committee meetings, our management may present a particular area of risk, either independently as a result of its assessment of materiality or at the request of the Audit Committee. The Audit Committee works with management to address the strengths and weaknesses of the policies in each area presented or separately assessed. In addition to the formal compliance program, the Board and the Audit Committee encourage management to promote a corporate culture that understands risk management and incorporates it into the overall corporate strategy and day-to-day business operations.

Board of Directors' Leadership Structure

        Gary C. Evans currently serves as Chairman of the Board in addition to his role as our Chief Executive Officer. The Board believes that our Chief Executive Officer is currently best situated to serve as Chairman because he is the director most familiar with our business and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Our independent directors bring experience, oversight and expertise from outside the Company, while the Chief Executive Officer brings company-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer facilitates information flow between management and the Board. We do not presently have a lead independent director and believe this leadership structure is in the best interest of our stockholders at this time.

Code of Conduct and Ethics

        We have adopted a Code of Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer and principal financial and accounting officers. This code assists employees in resolving ethical issues that may arise in complying with its policies. The purpose of this code is to promote, among other things:

  •
  Honest and ethical conduct, including ethical handling of actual or apparent conflicts of interest;

  •
  Full, fair, accurate and timely disclosure in filings with the SEC and other public disclosures;

  •
  Compliance with the law and other regulations;

  •
  Protection of our assets;

  •
  Insider trading policies; and

  •
  Prompt internal reporting of any violation of the code.

        This code is available on our website at www.magnumhunterresources.com. We will provide this code free of charge to stockholders who request it. We will post information regarding any amendments to, or waivers from, the provisions of this code that apply to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on our website.

        The Company maintains a third-party-managed whistleblower hotline whereby employees can submit complaints or concerns regarding financial statement disclosures, accounting matters, internal accounting controls, auditing matters, compliance with applicable laws, rules and regulations and compliance with the Company's policies and procedures, including matters arising under our Code of Conduct and Ethics.

Stockholder Communications with the Board of Directors

        Stockholders and other interested parties who wish to communicate with our non-management directors or the entire Board may do so by making a submission in writing to "Board of Directors (independent members)" or "Board," respectively, in care of our Corporate Secretary at 777 Post Oak Boulevard, Suite 650, Houston, Texas 77056. Our Corporate Secretary will then forward all such communications (excluding routine advertisements and business solicitations) to each member of our Board, or the applicable individual directors.

        We reserve the right to screen materials sent to our directors for potential security risks and/or harassment purposes. Stockholders also have an opportunity to communicate with our Board at our annual meetings of stockholders.

Attendance at Meetings of Stockholders

        All directors are expected to attend annual meetings of our stockholders, subject to occasional excused absences due to illness or unavoidable conflicts. All of our directors attended the 2011 annual meeting of our stockholders, except that Gary L. Hall, who has since retired as a director of the Company, did not attend due to a scheduling conflict related to a prior business commitment.

Our Board Committees

        The Board oversees the management of the business and affairs of our Company. The Board has three standing committees: the Audit Committee, the Compensation Committee and the Governance Committee, each of which is described below. Each committee operates under a written charter adopted by the Board. Prior to November 2011, the Board had a Compensation and Nominating Committee, which performed the functions that are now divided between the current Compensation Committee and the Governance Committee. References in this proxy statement to actions taken by the Compensation Committee or the Governance Committee prior to November 2011 refer to actions taken by the Compensation and Nominating Committee.

        In 2011, the Board met eight times and acted by unanimous written consent 10 times; the Audit Committee met 13 times; the Compensation Committee met 17 times and acted by unanimous written consent one time; and the Governance Committee, following its establishment in November 2011, met two times. Each director attended more than 75% of the meetings of the Board and the committees on which he served. The following table sets forth the committees of the Board and their members as of the date of this proxy statement:

Director	Audit Committee		Compensation Committee		Governance Committee
J. Raleigh Bailes, Sr.	✓	*
Brad Bynum(1)	✓				✓
Victor G. Carrillo					✓	*
Gary C. Evans
Joe L. McClaugherty	✓		✓	*
Gary L. Hall(2)
Stephen C. Hurley(2)	✓		✓
Ronald D. Ormand
Steven A. Pfeifer			✓		✓
Jeff Swanson			✓

(*)
Denotes Chair

(1)
Brad Bynum was also a member of the Compensation Committee until December 20, 2011.

(2)
Gary L. Hall retired from the Board in October 2011. The Board elected Stephen C. Hurley as a director, effective as of October 1, 2011, to fill the vacancy on the Board created by Mr. Hall's resignation. Mr. Hurley was appointed to the Audit and Compensation Committees on December 20, 2011.

 Website Availability of Documents

        Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as amended, the charters of the Audit Committee, Compensation Committee and Governance Committee, our Code of Conduct and Ethics and our Corporate Governance Guidelines can be found on our website at www.magnumhunterresources.com. The committee charters, Code of Conduct and Ethics and Corporate Governance Guidelines are located under the "Corporate Governance" link under the "Investors" tab. Unless specifically stated herein, documents and information on our website are not incorporated by reference in this proxy statement.

Audit Committee

        Our Audit Committee assists the Board in fulfilling its oversight responsibilities by, among other things, reviewing the financial information that will be provided to the stockholders and others; reviewing the systems of internal controls that management has established; appointing, retaining and overseeing the performance of independent accountants; and overseeing our accounting and financial reporting processes and the audits of our financial statements. Our Audit Committee also consults with our management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and related press releases and, as appropriate, initiates inquiries into aspects of our financial affairs. Our Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent auditors, including approving services and fee arrangements.

        The current members of our Audit Committee are Messrs. Bailes, Bynum, Hurley and McClaugherty. Mr. Bailes serves as Chairman of the Audit Committee.

        Our Audit Committee must include at least one member who has been determined by our Board to meet the qualifications of an audit committee financial expert in accordance with SEC rules. Our Board has determined that all of the members of our Audit Committee meet the independence and other requirements for audit committee membership of the NYSE listing standards and SEC requirements. The Board has also determined that Mr. Bailes is an audit committee financial expert, as that term is defined in the SEC rules. Mr. Bailes is a certified public accountant and has been engaged in a public accounting and tax practice for approximately the last 38 years. Each of the members of our Audit Committee is independent, as independence for Audit Committee members is defined by the rules of the NYSE. In addition, Messrs. Bynum, Hurley and McClaugherty have an understanding of fundamental financial statements.

        Since its formation in April 2006, the Audit Committee has approved all audit fees, audit-related fees, tax fees and special engagement fees. The Audit Committee approved 100% of such fees for the year ended December 31, 2011.

Compensation Committee

        Our Board's Compensation Committee discharges the Board's responsibilities relating to the compensation of our directors and officers. The Compensation Committee has the overall responsibility for, among other things, establishing the compensation levels and direct and indirect benefits of our officers and directors; making recommendations to the Board with respect to the establishment and terms of incentive compensation plans and equity-based plans and administering such plans; reviewing and evaluating the Company's compensation program and such program's coordination and execution; establishing and reviewing policies with respect to management and director perquisites; engaging any outside consultant to assist in determining appropriate compensation levels for our officers and directors; and reviewing and discussing with management the Compensation Discussion and Analysis included in the Company's annual report on Form 10-K or proxy statement. In addition, our Compensation Committee administers our Stock Incentive Plan, including reviewing and granting stock options and other share-based awards, with respect to our directors, officers and our other employees.

        The current members of our Compensation Committee are Messrs. McClaugherty, Hurley, Pfeifer and Swanson. Mr. McClaugherty serves as Chairman of the Compensation Committee. The members of our Compensation Committee are independent, as independence for directors is defined by NYSE rules.

Governance Committee

        Our Governance Committee's responsibilities include identifying individuals qualified to become Board members consistent with criteria approved by the Board and recommending candidates for election to our Board; reviewing and recommending changes, when necessary, to the Board regarding the Corporate Governance Guidelines of the Company; overseeing the director nomination process and the evaluation of the Board and management; reviewing the independence of each Board member and making recommendations to the Board regarding director independence; reviewing and resolving issues pertaining to related-party transactions and conflicts of interests; and evaluating and, if necessary, recommending changes to the Board regarding Board processes and policies.

        The Governance Committee has established procedures for the nomination process and leads the searches for, selects and recommends candidates for election to our Board, subject to legal rights, if any, of third parties to nominate or appoint directors. Consideration of new director candidates typically involves a series of committee discussions, review of information concerning candidates and interviews with selected candidates. Candidates for nomination to our Board typically have been suggested by other members of our Board or by our executive officers. From time to time, our Governance Committee may engage the services of a third-party search firm to identify director candidates. Our Governance Committee recommends candidates for election to our Board. Candidates proposed by common stockholders will be evaluated by our Governance Committee using the same criteria as for all other candidates.

        The Board will consider recommendations of director nominees from common stockholders that are submitted in accordance with the procedures for nominations set forth under the section entitled "Other Matters—Stockholder Proposals for 2013 Annual Meeting" in this proxy statement. In addition, such recommendations should be accompanied by the candidate's name, biographical data, qualifications and a written statement from the individual evidencing his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. Other than as stated herein, we do not have a formal policy with respect to consideration of director candidates recommended by stockholders, as the Board believes that each candidate, regardless of the source of the recommendation, should be evaluated in light of all relevant facts and circumstances.

        Nominees for director are selected on the basis of, among other things, independence, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding of the Company's business environment, ability to devote adequate time and effort to Board responsibilities and commitments to other public company boards. Other criteria for director candidates considered by the Governance Committee and by the full Board include age, diversity ("diversity" being broadly construed to mean a variety of opinions, perspectives, experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics, all in the context of the requirements of our Board at that point in time), whether the candidate has any conflicts of interest, whether the candidate has the requisite independence and skills for Board and committee service under applicable SEC and NYSE rules, how the candidate's skills and experience enhance the overall competency of the Board, and whether the candidate has any special background relevant to Magnum Hunter's business.

        Our Governance Committee has recommended J. Raleigh Bailes, Sr., Brad Bynum, Victor G. Carrillo, Gary C. Evans, Stephen C. Hurley, Joe L. McClaugherty, Ronald D. Ormand, Steven A. Pfeifer and Jeff Swanson as nominees for election to our Board at the Meeting.

        The current members of our Governance Committee are Messrs. Carrillo, Bynum and Pfeifer. Mr. Carrillo serves as Chairman of the Governance Committee. The members of our Governance Committee are independent, as independence for directors is defined by NYSE rules.

Committee Interlocks and Insider Participation

        Two of our directors, Gary C. Evans and Ronald D. Ormand, also serve as executive officers of Magnum Hunter. Neither Mr. Evans nor Mr. Ormand serves on our Compensation Committee, and no other member of our Board is employed by Magnum Hunter or its subsidiaries.

        Messrs. Evans and Ormand also serve on the board of directors of GreenHunter. In addition, Mr. Ormand serves on the Compensation Committee of GreenHunter and Mr. Evans is the Chairman, Chief Executive Officer and a major stockholder of GreenHunter. Other than as described above, none of our executive officers serves on the board of directors of another entity whose executive officers serve on our Board. No officer or employee of Magnum Hunter, other than Mr. Evans, participated in the deliberations of our Board or our Compensation Committee concerning executive officer or director compensation.

Section 16(a) Beneficial Ownership Reporting Compliance

        Rules adopted by the SEC under Section 16(a) of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, require our executive officers and directors, and persons who beneficially own more than 10% of the issued and outstanding shares of our equity securities, to file reports of their ownership, and changes in ownership, of such securities with the SEC on Forms 3, 4 or 5, as appropriate. Such persons are required by SEC regulations to furnish us with copies of all forms they file pursuant to Section 16(a).

        Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us during the year ended December 31, 2011 and Forms 5 and amendments thereto furnished to us with respect to the year ended December 31, 2011, and any written representations provided to us, we believe that all of the officers, directors, and owners of more than 10% of the outstanding shares of our common stock complied with Section 16(a) of the Exchange Act for the year ended December 31, 2011, except as follows: J. Raleigh Bailes, Sr., a director of the Company, made three late filings on Form 4, resulting in a failure to timely report three transactions; Brad Bynum, a director of the Company, made two late filings on Form 4, resulting in a failure to timely report two transactions; Gary C. Evans, an officer and director of the Company, made one late filing on Form 4, resulting in a failure to timely report one transaction; Gary L. Hall, a former director of the Company, made two late filings on Form 4, resulting in a failure to timely report two transactions; Stephen C. Hurley, a director of the Company, made one late filing on Form 4, resulting in a failure to timely report one transaction; Joe L. McClaugherty, a director of the Company, made one late filing on Form 4, resulting in a failure to timely report one transaction; and Ronald D. Ormand, an officer and director of the Company, made two late filings on Form 4, resulting in a failure to timely report two transactions.

        The Company has determined that its Director Compensation Policy imposed administrative challenges, predominantly attributable to the burdensome policy of issuing stock following each Board and committee meeting, that contributed to all of the late Form 4 filings made by Messrs. Bailes, Bynum, Hall and McClaugherty, as listed above. In June 2011, the Director Compensation Policy was amended to address the timing of payments to directors who elect to be paid with the Company's stock. Subsequent to the amendment to the Director Compensation Policy, there have been no late Form 4 filings related to the timing of director compensation.

 DIRECTOR COMPENSATION

        Our Compensation Committee reviews, not less frequently than bi-annually, and recommends to our Board for approval, fees and other compensation and benefits for our non-employee directors. Also, our Compensation Committee frequently consults with Longnecker and Associates, or Longnecker, an independent compensation consultant, on the competitiveness of our executive compensation. Longnecker's most recent formal peer group review for the Compensation Committee on overall director compensation was performed in 2010. Longnecker assists our Compensation Committee in evaluating the appropriateness of our non-employee directors' compensation program, including the mix of meeting fees and annual chairperson retainers, to ensure that the program compensates our non-employee directors for the level of responsibility the Board has assumed in today's corporate governance environment and to remain competitive relative to companies in our peer group.

        The Company's non-employee directors' compensation program remained unchanged in 2011. Accordingly, for 2011, fees for attending meetings of the Board and its committees were set at $1,500 per Board meeting and $1,000 per committee meeting. The Company pays a $10,000 annual retainer to the Chairman of each Board committee. Meeting fees and chairperson retainers are paid on a quarterly basis.

        Each non-employee director may elect to receive his compensation, including meeting fees and committee chairperson fees, in cash or in shares of our common stock, or a combination thereof. Each director's election will remain in effect until a new election is made, and new elections may be made on an annual basis each December. As of the date of this proxy statement, all of our directors have elected to receive compensation in shares of common stock.

        The number of shares paid in lieu of cash compensation is based on the volume weighted average price of our common stock for the calendar quarter in which the meetings were held or chairperson retainers were accrued. Non-employee directors are also eligible to receive annual grants of shares of Magnum Hunter common stock and options to purchase shares of Magnum Hunter common stock under our Stock Incentive Plan.

        The following table presents compensation earned by each non-employee member of our Board for 2011. Compensation information for Messrs. Evans and Ormand is contained in the Summary Compensation Table below. Messrs. Evans and Ormand did not receive any compensation in their capacities as directors of the Company.

2011 Director Compensation Table

Name	Fees Earned or Paid in Cash	Option Awards(1)(2)	Stock Awards(1)	All Other Compensation(3)	Total
J. Raleigh Bailes, Sr.	—	$154,173	$36,495	—	$190,668
Brad Bynum	—	$154,173	$45,501	—	$199,674
Victor C. Carrillo(4)	—	$291,122	$18,003	—	$309,125
Gary L. Hall(5)	—	$154,173	$7,495	—	$161,668
Stephen C. Hurley(6)	—	$67,516	$2,998	—	$70,514
Joe L. McClaugherty	—	$154,173	$52,003	—	$206,176
Steven A. Pfeifer	—	$154,173	$32,501	—	$186,674
Jeff Swanson	—	$154,173	$30,507	—	$184,680

(1)
Represents the aggregate grant date fair value, in accordance with Accounting Standards Codification 718, "Stock Compensation", referred to in this proxy statement as ASC 718 (except no assumptions for forfeitures were included), with respect to (a) shares of common stock (under the Stock Awards column), and (b) stock options (under the Option Awards column). See Notes 3, 4 and 10 to our consolidated financial statements included in our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2011 for information regarding the assumptions made in determining these values.

As of December 31, 2011, Messrs. Bailes, Bynum, Carrillo, Hall, Hurley, McClaugherty, Pfeifer, and Swanson did not hold any shares of unvested restricted stock. As of December 31, 2011, the aggregate number of outstanding option awards held by non-employee directors were: 170,000 for Mr. Bailes, 170,000 for Mr. Bynum, 70,000 for Mr. Carrillo, 31,000 for Mr. Hurley, 35,000 for Mr. McClaugherty, 70,000 for Mr. Pfeifer, and 70,000 for Mr. Swanson. As of December 31, 2011, Mr. Hall, who resigned from the Board in October 2011, had no outstanding option awards.

(2)
On May 2, 2011, Messrs. Bailes, Bynum, Carrillo, Hall, McClaugherty, Pfeifer and Swanson were each granted an option to purchase up to 35,000 shares of our common stock at an exercise price of $7.95 per share with a ten year expiration date.

(3)
We reimburse the reasonable travel and accommodation expenses of directors to attend meetings and other corporate functions. In 2011, the incremental cost to the Company to provide these perquisites was less than $10,000 per director.

(4)
On January 5, 2011, Mr. Carrillo was granted an option to purchase up to 35,000 shares of our common stock at an exercise price of $7.21 in connection with his election to the Board in January 2011.

(5)
Mr. Hall retired from the Board in October 2011.

(6)
On December 19, 2011, Mr. Hurley was granted an option to purchase up to 31,000 shares of our common stock at an exercise price of $4.58 in connection with his election to the Board in October 2011.

 AUDIT MATTERS

Report of Our Audit Committee

        The Audit Committee reviewed and discussed Magnum Hunter Resources Corporation's audited financial statements for the year ended December 31, 2011 with our management. The Audit Committee discussed with Hein & Associates LLP, or Hein, Magnum Hunter's independent registered public accounting firm for such year, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications), as adopted by the Public Company Accounting Oversight Board, or the PCAOB, in Rule 3200T. The Audit Committee also received the written disclosures and the letter from Hein required by applicable requirements of the PCAOB regarding Hein's communications with the Audit Committee concerning independence, and the Audit Committee discussed with Hein its independence.

        Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to our Board of Directors that Magnum Hunter's audited financial statements for the year ended December 31, 2011 be included in our Annual Report on Form 10-K for the year ended December 31, 2011, as amended, for filing with the SEC.

        In spring of 2012, the Company's senior management concluded that it would be in the Company's best interests for the Company to engage a new independent registered public accounting firm for 2012 with a greater depth of resources to accommodate the Company's rapidly expanding and widespread operations as well as its accessing the public capital markets. On May 25, 2012, Hein informed the Company that it declined to stand for re-election at the Company's upcoming annual meeting of stockholders as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012. The Audit Committee has selected and engaged PwC as the Company's independent registered public accounting firm to audit the Company's financial statements for fiscal year 2012.

THE AUDIT COMMITTEE
J. Raleigh Bailes, Sr.
Brad Bynum
Steven C. Hurley
Joe L. McClaugherty

Auditor Fees

        Aggregate fees for professional services rendered by Hein for Magnum Hunter for the fiscal years ended December 31, 2011 and 2010 are set forth below.

	2011	2010
Audit Fees	$851,000	$335,985
Tax Fees	—	—
Audit-Related Fees	$283,000	$95,421
All Other Fees	—	—

Total Auditor Fees	$1,135,000	$431,406

        Audit Fees.    The audit fees for the years ended December 31, 2011 and 2010 were for professional services rendered by Hein for the audit of our consolidated financial statements for fiscal years 2011 and 2010, respectively, the audit of our report on internal controls over financial reporting for fiscal years 2011 and 2010, respectively, and the review of our consolidated financial statements included in our quarterly reports on Form 10-Q for fiscal years 2011 and 2010, respectively. The audit fees also included services provided in connection with statutory and regulatory filings, including the filings of registration statements and audited and reviewed financial statements filed on certain Current Reports on Form 8-K.

        Audit-Related Fees.    The audit-related fees for the years ended December 31, 2011 and 2010 consisted of fees for assurance and related services that are traditionally performed by the independent auditor, including consultation regarding accounting and reporting matters, review of pro forma financial statements and other financial information in regulatory and statutory filings and the issuance of comfort letters in connection with offerings by Magnum Hunter of common stock and preferred stock.

        Tax Fees.    There were no fees incurred for tax compliance, tax advice, or tax planning for the years ended December 31, 2011 and 2010.

        All Other Fees.    There were no fees incurred for any products or services provided by Hein other than those described above.

Audit Committee Pre-Approval Policy and Procedures

        The Audit Committee is responsible for appointing, setting the compensation for and overseeing the work of Magnum Hunter's independent auditor. In recognition of this responsibility, the Audit Committee is required to approve all audit and non-audit services performed by the Company's independent registered public accounting firm in order to assure that the provision of these services does not impair the independent auditor's independence; except that the Chairman of the Audit Committee has discretion to unilaterally engage accounting professionals previously approved by the Audit Committee to perform additional services, provided that the cost of such services does not exceed certain predetermined amounts. For 2011, the cost of pre-approved services could not exceed $5,000. This limit has been raised for 2012 to an amount not greater than $15,000. The Chairman of the Audit Committee must report any such engagement at the next Audit Committee meeting.

        The Audit Committee specifically approved all audit and non-audit services performed by our independent accountants in 2011.

Proposal No. 2—Ratification of the Appointment of PwC as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2012

        The Audit Committee has engaged PwC as our independent registered public accounting firm to audit the Company's financial statements for the fiscal year ending December 31, 2012, and the Board is submitting such selection to the Company's common stockholders for their ratification. Although the Company is not required to obtain stockholder ratification of the appointment of PwC, the Board considers the selection of an independent registered public accounting firm to be an important matter to stockholders and considers such proposal to be an opportunity for stockholders to provide input to the Audit Committee and the Board on a key corporate governance issue.

        The Audit Committee believed it to be in the best interests of our stockholders to have engaged PwC as our independent registered public accounting firm to audit the Company's financial statements for the fiscal year ending December 31, 2012. If the common stockholders fail to ratify the selection, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm for the 2013 fiscal year. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different independent public accounting firm at any time during the year if it determines that such a change would be in our best interests and those of our stockholders.

        No relationship between the Company and PwC exists other than the usual relationship between independent auditor and client.

        The Audit Committee had initially selected and engaged Hein as the Company's independent registered public accountants for fiscal 2012. Hein had also audited the Company's financial statements for 2009, 2010 and 2011. In spring of 2012, the Company began to evaluate whether the Company needed a larger accounting firm. As a result, senior management of the Company concluded that it would be in the Company's best interests for the Company to engage a new independent registered public accounting firm for 2012 with a greater depth of resources to accommodate the Company's rapidly expanding and widespread operations as well as its accessing the public capital markets. On May 25, 2012, Hein informed the Company that it declined to stand for re-election as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012. The Audit Committee charged senior management of the Company with undertaking a search on the Audit Committee's behalf for appropriate candidates to serve as the Company's new independent registered public accounting firm. The Company evaluated a number of candidates, and, following completion of such evaluations, the Audit Committee selected and engaged PwC as the Company's independent registered public accounting firm for fiscal 2012.

        Hein's audit reports on the Company's consolidated financial statements as of and for the years ended December 31, 2011 and 2010 did not contain any adverse opinions or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of Hein on the effectiveness of internal control over financial reporting as of December 31, 2011 and 2010 did not contain any adverse opinions or disclaimers of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the years ended December 31, 2011 and 2010, and the subsequent interim period through June 1, 2012, there were (i) no disagreements between the Company and Hein on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hein, would have caused Hein to make reference to the subject matter of the disagreement in their reports on the Company's consolidated financial statements for such years, and (ii) no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

        During the Company's two most recent fiscal years ended December 31, 2011 and through the date of PwC's engagement, the Company did not consult with PwC on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company's financial statements, and PwC did not provide either a written report or oral advice to the Company that PwC concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of any disagreement (as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

        The Company provided Hein with a copy of its Current Report on Form 8-K (the "Report"), in which the Company disclosed the above information prior to the time the Report was filed with the SEC and requested that Hein furnish a letter addressed to the SEC stating whether it agrees with the statements made therein. Such letter, dated June 1, 2012, is filed as Exhibit 16.1 to the Report filed on June 1, 2012, and is incorporated herein by reference.

        No relationship between the Company and Hein existed other than the usual relationship between independent auditor and client. Representatives of both Hein and PwC are expected to be present at the Meeting to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so.

   Required Vote

        The affirmative vote of a majority of the shares of the Company's common stock and exchangeable shares present in person or represented by proxy and entitled to vote at the Meeting is required to ratify the appointment of PwC. Under Delaware law, (i) abstentions are considered to be "present" and "entitled to vote" at the Meeting, and as a result, will have the effect of a vote "AGAINST" this proposal, and (ii) shares underlying broker non-votes are not considered to be "entitled to vote" at the Meeting, and as a result, will have no effect on the outcome of this proposal. Under applicable NYSE rules, brokers may use their discretion to vote shares for which voting instructions are not submitted with respect to the ratification of PwC, so no broker non-votes are expected for this proposal.

        The Board recommends Magnum Hunter's common stockholders vote "FOR" the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

 OUR EXECUTIVE OFFICERS

        The following is a brief biography of each of our executive officers other than Messrs. Evans and Ormand, whose biographical information is included above under "Proposal No. 1—Election of Directors."

        Brian G. Burgher, age 50, has been Senior Vice President of Land for the Company since March 2011. He was Vice President of Land for the Company from September 2009 until he was appointed Senior Vice President of Land in March 2011. Mr. Burgher was formerly Vice President of Land at Sharon Resources, Inc. from September 2004 until the company was acquired by Magnum Hunter in September 2009. Sharon Resources, Inc. is now a wholly-owned subsidiary of Magnum Hunter that has been renamed Eagle Ford Hunter, Inc. As Vice President of Land at Sharon Resources, Inc., Mr. Burgher was responsible for all land and legal activities related to oil and gas exploration and development in North America. Mr. Burgher brings more than 25 years of continuous experience in land related areas to our Company. Mr. Burgher is a fourth-generation oil and gas landman. In addition to being an independent producer, Mr. Burgher has worked as field landman, a field land broker, an in-house landman, and a land manager. Mr. Burgher attended both Baylor University and the University of Houston.

        R. Glenn Dawson, age 56, currently serves as Executive Vice President of the Company and as President of our Williston Basin Division. Mr. Dawson joined the Company in May 2011 when it acquired NuLoch Resources, Inc., renamed Williston Hunter Canada, Inc., a company for which Mr. Dawson had served as President and CEO. He has over 30 years of experience in oil and gas exploration in North America. His principal responsibilities have involved the generation and evaluation of drilling prospects and production acquisition opportunities. In the early stages of his career, Mr. Dawson was employed as an exploration geologist by Sundance Oil and Gas, Inc., a public company located in Denver, Colorado, concentrating on their Canadian operations. From December 1985 to September 1998, Mr. Dawson held a variety of managerial and technical positions with Summit Resources, a then-public Canadian oil and gas exploration and production company, including Vice President of Exploration, Exploration Manager and Chief Geologist. He served as Vice President of Exploration with PanAtlas Energy Inc., a then-public Canadian oil and gas exploration and production company, from 1999 until its acquisition by Velvet Exploration Ltd. in July 2000. Mr. Dawson was a co-founder and Vice President of Exploration of TriLoch Resources Inc., a then-public Canadian oil and gas exploration company, from 2001 to 2005, until it was acquired by Enerplus Resources Fund. As a result of the sale of TriLoch Resources Inc. to Enerplus Resources Fund, Mr. Dawson founded NuLoch Resources, Inc. in 2005. Mr. Dawson graduated in 1980 from Weber State University of Utah with a Bachelor's degree in Geology and attended the University of Calgary from 1980 to 1982 in the Masters Program for Geology.

        James W. Denny, III, age 64, currently serves as Executive Vice President of the Company and as President of our Appalachian Division. Mr. Denny has served as an Executive Vice President of the Company since March 2008. Mr. Denny brings more than 35 years of industry related experience to the Company. Prior to joining Magnum Hunter, Mr. Denny served as President and Chief Executive Officer of Gulf Energy Management Company, a wholly-owned subsidiary of Harken Energy Corporation from January 2005 to October 2007. Mr. Denny served in various positions of responsibility during his tenure with Harken Energy Corporation from 1998 to 2005. In his capacity as President and Chief Executive Officer of Gulf Energy Management, Mr. Denny was responsible for all facets of Gulf Energy Management's North American operations. He is a registered Professional Engineer (Louisiana) and is a Certified Earth Scientist. He is also a member of various industry associations, including the American Petroleum Institute, the National Society of Professional Engineers, the Society of Petroleum Engineers, and the Society of Petroleum Evaluation Engineers. He is a graduate of the University of Louisiana-Lafayette with a B. S. in Petroleum Engineering.

        H.C. "Kip" Ferguson, III, age 47, currently serves as Executive Vice President of the Company and as President of our Eagle Ford Shale Division. Mr. Ferguson has served as an Executive Vice President of the Company since October 2009. Mr. Ferguson was formerly the President of Sharon Resources, Inc., renamed Eagle Ford Hunter, Inc., from September 1999 until the company was acquired by Magnum Hunter in October 2009. As President of Sharon Resources, Inc., Mr. Ferguson's responsibilities included supervision of the day-to-day activities of that company, budget planning for operations, supervision of the development of exploratory projects within numerous basins and involvement in extensive field studies and trend analyses, using advanced drilling and completion technology. Mr. Ferguson brings more that 20 years of exploration and development experience in several major U.S. basins to the Company. Mr. Ferguson served on the board of Sharon Resources, Inc. and Sharon Energy Ltd. from September 1999 to October 2009. Mr. Ferguson served on the board for Diaz Resources, Inc. from 2005 to 2009. Mr. Ferguson is a third-generation geologist with a degree in Geology from the University of Texas at Austin.

        Paul M. Johnston, age 57, has served as Senior Vice President and General Counsel of the Company since June 2010. Mr. Johnston has over 30 years of increasing responsibility and management experience in all facets of general corporate, finance, securities and regulatory related legal matters. He is a former partner with the Dallas-based law firm, Thompson & Knight, LLP, representing both private and publicly held companies during his twenty-year career with the firm. Mr. Johnston also had ten years of in-house counsel experience before joining Magnum Hunter, including his service as Vice President and Corporate Counsel, for an NYSE-listed Fortune 250 company from 2000 to 2007, and he most recently served as General Counsel for an SEC-registered investment advisor involved in the management of onshore and offshore hedge funds from 2007 to 2010. A 1977 graduate of Texas Tech University, Mr. Johnston received his Juris Doctorate from Texas Tech University in 1980.

        Don Kirkendall, age 55, has served as Senior Vice President of the Company and as Senior Vice President of our subsidiary, Eureka Hunter Pipeline, LLC, since June 2010. Mr. Kirkendall has served as a Senior Vice President of the Company since September 2009. Prior to serving in his current roles, Mr. Kirkendall served as President of Magnum Hunter from March 2006 to September 2009 and as Executive Vice President of Magnum Hunter from August 2005 to March 2006. Mr. Kirkendall also served on the Company's Board from August 2005 to September 2009. Prior to his employment with Magnum Hunter in August 2005, Mr. Kirkendall was self-employed as a consultant focused on oil and gas upstream and midstream operations. Mr. Kirkendall brings more than 32 years of diversified energy experience to Magnum Hunter. His background includes interstate pipeline business along with natural gas marketing and exploration experience. He co-founded and managed a successful natural gas marketing company along with an associated exploration company that specialized in drilling Texas Gulf Coast and South Texas oil and gas prospects. Mr. Kirkendall received his B.B.A. from Southwest Texas State University.

        Fred J. Smith, Jr., age 60, has served as Senior Vice President of Accounting and Chief Accounting Officer of the Company since October 23, 2012. Prior to joining the Company, Mr. Smith was the Corporate Controller of Pioneer Natural Resources from 2008 to 2012. Prior to that time, Mr. Smith was employed by ConocoPhillips and held leadership positions in the Lower 48 Exploration and Production Finance division and Global Financial Services organizations from 2000 to 2008. Mr. Smith was Vice President of Finance and Chief Financial Officer from 1998 to 2000 of River Gas Corporation, a privately-owned coal bed methane operator which was acquired by ConocoPhillips in 2000. Mr. Smith joined ConocoPhillips following the acquisition of River Gas Corporation. Mr. Smith was previously employed by The Louisiana Land & Exploration Company in New Orleans, Louisiana, for over 20 years where he held a number of management positions within various financial and operational accounting areas. Mr. Smith began his professional career as a member of the audit staff of Ernst & Young LLP. Mr. Smith graduated from the University of New Orleans with a Bachelor of Science degree in Accounting and has been a licensed CPA since 1975.

 TRANSACTIONS WITH RELATED PERSONS

        Under SEC rules, public companies, such as Magnum Hunter, must disclose certain "Related Person Transactions." These are transactions in which the Company is a participant; the amount involved exceeds $120,000; and a director, executive officer or holder of more than 5% of our common stock has a direct or indirect material interest.

Review, Approval or Ratification of Transactions with Related Persons

        Our Governance Committee charter requires, among other things, that (i) our Governance Committee will be comprised exclusively of members of our Board who satisfy the independence requirements of the NYSE and (ii) the Governance Committee is responsible for approving all related-party transactions, as defined by the rules of the NYSE, to which we are a party. We currently do not have a written, stand-alone policy for evaluating related-party transactions, but review related-party transactions on a case-by-case basis. The Governance Committee's review procedures include evaluating the following:

  •
  The nature of the relationships among the parties;

  •
  The materiality of the transaction to Magnum Hunter;

  •
  The related person's interest in the transaction; and

  •
  The benefit of the transaction to the related person and to our Company.

        Additionally, in cases of transactions in which a director or executive officer may have an interest, the Audit Committee also evaluates the effect of the transaction on such individual's willingness or ability to properly perform his or her duties at Magnum Hunter.

Certain Relationships and Related Transactions

  Airplane Rental.

        During 2011, we rented an airplane for business use at various times from Pilatus Hunter, LLC, an entity wholly owned by Mr. Evans. Airplane rental expenses totaled $463,000 for the year ended December 31, 2011.

  GreenHunter Transactions.

        As discussed in the "Committee Interlocks and Insider Participation" section, Gary C. Evans, our Chairman and Chief Executive Officer, is the Chairman, Chief Executive Officer and a major stockholder of GreenHunter; Ronald D. Ormand, our Chief Financial Officer and a member of our Board, is a director of GreenHunter. David S. Krueger, who served as our Chief Accounting Officer from October 2009 to October 23, 2012, is the Chief Financial Officer of GreenHunter.

        During 2011, we obtained accounting services and use of office space from GreenHunter. Professional services expenses totaled $162,000 for the year ended December 31, 2011. All accounting services are now managed entirely by Magnum Hunter employees, who provide accounting services to GreenHunter for approximately $8,300 per month.

        On October 13, 2011, the Company purchased an office building from GreenHunter for $1.7 million. In conjunction with the purchase, the Company obtained a term loan from a financial institution in the amount of $1.4 million due on November 30, 2017, a portion of which loan is guaranteed by Mr. Evans. The building houses the accounting functions of Magnum Hunter, and the building purchase enabled the Company to terminate the previous services arrangement, as described above.

        During the year ended December 31, 2011, Eagle Ford Hunter, Inc., Triad Hunter, LLC and Hunter Disposal, LLC, wholly owned subsidiaries of the Company, rented storage tanks for disposal water, frac tanks and equipment from GreenHunter. Rental costs totaled $1.3 million for the year ended December 31, 2011, and $522,040 for the period from January 1, 2012 through November 26, 2012. The rental agreement contained terms comparable to those that could be obtained from third parties in the marketplace, and the parties thereto intend to enter into a new agreement with substantially similar terms. The new agreement is expected to have a term of 24 months, which would continue on a month-to-month basis following the expiration of the initial term.

        On February 17, 2012, Triad Hunter, LLC, sold all of its equity interest in Hunter Disposal, LLC to GreenHunter Water, LLC, a wholly-owned subsidiary of GreenHunter, for a purchase price of $8.8 million, subject to adjustment for certain working capital, earnings and other similar items. The terms and conditions of the purchase agreement between the parties were approved by an independent special committee of the Board. The special committee retained independent counsel and an independent consultant to assist in the negotiation, execution and closing of the sale. The consideration received by Triad Hunter, LLC consisted of cash, restricted common stock of GreenHunter, 10% cumulative preferred stock of GreenHunter, and a convertible promissory note of GreenHunter. In connection with the sale, Triad Hunter, LLC entered into agreements with Hunter Disposal, LLC and GreenHunter Water, LLC for wastewater hauling and disposal capacity in Kentucky, Ohio and West Virginia pursuant to which Triad Hunter, LLC paid fees totaling $1,802,572 for the period from January 1, 2012 through November 26, 2012. Triad Hunter, LLC also entered into tank rentals with GreenHunter Water, LLC pursuant to which Triad Hunter, LLC paid fees totaling $370,905 for the period from January 1, 2012 through November 26, 2012.

        On August 1, 2012, Alpha Hunter Drilling, LLC ("Alpha Hunter"), a wholly owned subsidiary of the Company, entered into two International Association of Drilling Contractors ("IADC") Drilling Bid Proposal and Daywork Drilling Contracts with GreenHunter Water, LLC, a wholly-owned subsidiary of GreenHunter ("GreenHunter Water"), pursuant to each of which Alpha Hunter agreed to provide drilling rig and contract operator services to GreenHunter Water for the purpose of drilling a saltwater disposal well to service the Company's Eagle Ford Shale operations in South Texas. Alpha Hunter anticipates that it will take approximately 10 to 12 days to drill each well, resulting in a total drilling fee of approximately $155,000 per well. In addition, Alpha Hunter and GreenHunter Water expect to enter into one or more additional IADC Contracts with similar drilling fees.

        The Company anticipates that Eureka Hunter Pipeline, LLC ("Eureka Pipeline"), which is a subsidiary of Eureka Hunter Holdings, LLC, a majority owned subsidiary of the Company ("Eureka Holdings"), will enter into a Water Hauling and Disposal Agreement with GreenHunter Water pursuant to which GreenHunter Water would dispose of condensate and salt water from wellhead production that is delivered into Eureka Pipeline's pipeline system from various producers. Pursuant to the Water Hauling and Disposal Agreement, Eureka Pipeline would pay GreenHunter Water a per-barrel fee for transportation and disposal of the condensate and salt water that over the course of eight years, the anticipated term of the agreement, could total up to $5 million.

  TransTex Acquisition.

        In April 2012, the Company, through Eureka Holdings, acquired certain assets of TransTex Gas Services, LP ("TransTex"). The purchase price paid for the acquired assets consisted of cash and Class A Common Units ("Eureka Common Units") representing membership interests in Eureka Holdings. In connection with the acquisition, the Company agreed to provide the limited partners of TransTex the opportunity to purchase Eureka Common Units in lieu of a portion of the cash TransTex would otherwise receive for the acquired assets. Consequently, during April 2012, certain limited partners of TransTex, which included Mr. Evans, who held a small limited partnership interest in TransTex, purchased Eureka Common Units, and the cash consideration paid to TransTex for the acquired assets was reduced. Mr. Evans purchased 27,641 of such Eureka Common Units for $553,000 at the same purchase price offered to all TransTex limited partners. As of the date of this proxy statement, Mr. Evans owns less than 1% of the total number Eureka Common Units currently outstanding.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth information regarding beneficial ownership of Magnum Hunter's common stock and preferred stock as of November 26, 2012, the most recent practicable date prior to the date of this proxy statement, held by (i) each of our current directors and named executive officers; (ii) all current directors and executive officers as a group; and (iii) any person (or group) who is known to us to be the beneficial owner of more than 5% of any class of our stock. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and, except as otherwise indicated, the respective holders have sole voting and investment powers over such shares. None of our officers or directors own exchangeable shares, and to our knowledge, there are no single holders of 5% or more of any series of our preferred stock.

        Unless otherwise specified, the address of each of the persons set forth below is in care of Magnum Hunter Resources Corporation, 777 Post Oak Boulevard, Suite 650, Houston, Texas 77056.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class (%)
Common Stock	Gary C. Evans(a)	6,736,324	4%
Common Stock	Ronald D. Ormand(b)	2,235,606	1%
Common Stock	H.C. "Kip" Ferguson, III(c)	801,396	*
Common Stock	Brian G. Burgher(d)	374,049	*
Common Stock	James W. Denny, III(e)	545,786	*
Common Stock	J. Raleigh Bailes, Sr.(f)(l)	333,636	*
Common Stock	Brad Bynum(f)(m)	530,371	*
Common Stock	Victor G. Carrillo(h)(n)	128,473	*
Common Stock	Stephen C. Hurley(g)(o)	109,609	*
Common Stock	Joe L. McClaugherty(i)(j)	967,884	*
Common Stock	Steven A. Pfeifer(h)(p)	525,715	*
Common Stock	Jeff Swanson(h)(k)	281,752	*
Common Stock	BlackRock, Inc.(q)	9,593,364	6%
Common Stock	Directors and executive officers as a group (17 persons)(r)	16,367,734	10%
Series C Preferred Stock	Directors and executive officers as a group	0	—
Series D Preferred Stock	James W. Denny, III	4,100	*
Series D Preferred Stock	Directors and executive officers as a group (1 person named above)	4,100	*
Series E Preferred Stock (represented by depositary shares)	Directors and executive officers as a group	0	—

*
Less than one percent.

(1)
Each beneficial owner has sole voting and investment power with respect to all shares, unless otherwise indicated below.

(a)
Includes 195,074 shares of restricted common stock, 65,018 of which have vested; 126,500 shares of common stock held in an account under the name of Mr. Evans' children and Mr. Evans' Special Inheritance account; an option to purchase 788,750 shares of common stock which have vested; upon notification from Mr. Evans, stock appreciation rights related to up to 333,300 shares of common stock may be settled through the issuance of common stock; 561,492 shares of common stock underlying presently exercisable warrants; and an indirect interest in 4,186 shares of common stock held by the Company's 401(k) plan. Mr. Evans has pledged 5,052,782 shares of common stock as security on indebtedness required to exercise previous stock options.

(b)
Includes an option to purchase 318,750 shares of common stock which have vested; 191,010 shares of common stock underlying presently exercisable warrants; 1,721,660 shares held in a private investment company controlled by Mr. Ormand; and an indirect interest in 4,186 shares of common stock held by the Company's 401(k) plan. Mr. Ormand has pledged 1,721,660 shares of common stock as security.

(c)
Includes an option to purchase 663,750 shares of common stock which have vested; 11,870 shares underlying presently exercisable warrants; and an indirect interest in 4,186 shares of common stock held by the Company's 401(k) plan. Mr. Ferguson has pledged 100,000 shares of common stock as security.

(d)
Includes an option to purchase 370,250 shares of common stock which have vested and an indirect interest in 3,799 shares of common stock held by the Company's 401(k) plan.

(e)
Includes an option to purchase 556,250 shares of common stock which have vested, 14,350 shares of common stock underlying presently exercisable warrants and an indirect interest in 4,186 shares of common stock held by the Company's 401(k) plan. Mr. Denny has pledged 357,500 shares of common stock as security.

(f)
The amounts for each of Messrs. Bailes and Bynum include an option to purchase 215,000 shares of common stock which have vested. Mr. Bynum has pledged 160,771 shares of common stock as security.

(g)
Includes an option to purchase 76,000 shares of common stock which have vested.

(h)
The amounts for each of Messrs. Carrillo, Pfeifer and Swanson includes an option to purchase 115,000 shares of common stock which have vested. Mr. Swanson has pledged 107,957 shares of common stock as security, and Mr. Pfeifer has pledged 368,305 shares of common stock as security.

(i)
Includes an option to purchase 80,000 shares of common stock which have vested.

(j)
Includes 75,605 shares of common stock underlying presently exercisable warrants.

(k)
Includes 4,522 shares of common stock underlying presently exercisable warrants.

(l)
Includes 13,904 shares of common stock underlying presently exercisable warrants.

(m)
Includes 27,774 shares of common stock underlying presently exercisable warrants.

(n)
Includes 175 shares of common stock underlying presently exercisable warrants.

(o)
Includes 1,500 shares of common stock underlying presently exercisable warrants.

(p)
Includes 36,814 shares of common stock underlying presently exercisable warrants.

(q)
BlackRock, Inc.'s address of principal business office is 40 East 52nd Street, New York, New York 10022. Information relating to this reporting stockholder is based on the stockholder's Schedule 13G filed with the SEC on February 9, 2012.

(r)
Includes 7,511,475 shares pledged by our officers and directors.

 COMPENSATION DISCUSSION AND ANALYSIS

        This compensation discussion and analysis provides information regarding our executive compensation program in 2011 for the following executive officers of the Company, collectively referred to as our Named Executive Officers, or NEOs:

  •
  Gary C. Evans, Chairman and Chief Executive Officer

  •
  Ronald D. Ormand, Executive Vice President, Chief Financial Officer, and Secretary

  •
  James W. Denny III, Executive Vice President of Operations and President, Appalachian Division

  •
  H.C. "Kip" Ferguson, Executive Vice President of Exploration and President, Eagle Ford Division

  •
  Brian G. Burgher, Senior Vice President of Land

2011 Stockholder Advisory Vote on Executive Compensation

        At our 2011 Annual Meeting, we held our first advisory vote on executive compensation. Over 85% of the votes cast were in favor of the compensation of the NEOs. The Compensation Committee considered this favorable outcome and believed it conveyed our stockholders' support of the Compensation Committee's decisions and the existing executive compensation programs. The Compensation Committee continues to look for ways to attract and retain top executive talent whose interests are aligned with those of the Company's stockholders. At the 2014 Annual Meeting, we will again hold an advisory vote to approve executive compensation, as supported by the common stockholders in accordance with the Company's recommendation in 2011. The Compensation Committee will continue to consider the results from the 2011 vote and future advisory votes on executive compensation.

Our Compensation Philosophy

        The objective of the Company's executive compensation program is to enable us to recruit and retain highly qualified managerial talent by providing competitive levels of compensation in an increasingly competitive market for executive talent. We also seek to motivate our executives to achieve individual and business performance objectives by varying their compensation in accordance with the success of our business.

        We believe compensation programs can drive the behavior of employees covered by the programs, and accordingly we seek to design our executive compensation program to align compensation with current and desired corporate performance and stockholder interests. Actual compensation in a given year will vary based on the Company's performance and on subjective appraisals of individual performance. In other words, while compensation targets will to a large extent reflect the market, actual compensation generally will reflect the Company's attainment of (or failure to attain) financial and operational performance objectives.

        We maintain competitive benefit programs for our employees, including our NEOs, with the objective of retaining their services. Our benefits reflect competitive practices at the time the benefit programs were implemented and, in some cases, reflect our desire to maintain similar benefits treatment for all employees in similar positions. To the extent possible, we structure these programs to deliver benefits in a manner that is tax efficient to both the recipient and the Company.

        We seek to provide compensation that is competitive with the companies we believe are our peers and other likely competitors for executive talent. Competitive compensation is normally sufficient to attract executive talent to the Company. Competitive compensation also makes it less likely that executive talent will be lured away by higher compensation to perform a similar role with a similarly-sized competitor. We also believe that a significant portion of compensation for executives should be "at risk," meaning that the executives will receive a significant portion of their total compensation only to the extent the Company and the executive accomplish goals established by our Compensation Committee.

        We frequently consult with Longnecker on the competitiveness of our executive compensation. Longnecker's most recent formal peer group review for the Compensation Committee on overall executive compensation was performed in 2010. That review looked at the following companies in our peer group:

Abraxas Petroleum Corporation	GMX Resources
Approach Resources Inc.	Gulfport Energy
Brigham Exploration Company	Magellan Petroleum Corporation
Cano Petroleum, Inc.	Panhandle Oil & Gas
Double Eagle Petroleum Co.	Pinnacle Gas Resources
Gasco Energy, Inc.	PrimeEnergy Corp
GeoResources	Teton Energy Corporation

Base Salary

        Base salary is the foundation of total compensation. Base salary recognizes the job being performed and the value of that job in the competitive market. Base salary must be sufficient to attract and retain the talent necessary for our continued success and provides an element of compensation that is not at risk in order to avoid fluctuations in compensation that could distract the executives from the performance of their responsibilities.

        Adjustments to base salary primarily reflect either changes or responses to changes in market data or increased experience and individual contribution of the employee. Working with Longnecker, we noted in 2010 that our base salaries were, in many cases, significantly below market. We have instituted salary increases each year to ensure that our overall compensation remains competitive, but continue to place more emphasis on incentive compensation because of its link to the creation of stockholder value.

Short-Term Incentives

        Our short-term incentive program, which we refer to in this proxy statement as the Executive Bonus Program, provides an annual cash and/or stock award that is designed to link each employee's annual compensation to the achievement of annual performance objectives for the Company, as well as to recognize the employee's performance during the year. The target for each employee is expressed as a percentage of base salary earned during the year and classified as a bonus. Generally, a portion of this award is based upon short-term goals and the remaining portion of the bonus is based upon the discretion of the Compensation Committee. The Compensation Committee retains the ability to exercise discretion in determining all payments under the Executive Bonus Program.

        Each year, the Compensation Committee establishes and approves the specific performance objectives after reviewing the performance achieved by our executives the previous year. Performance objectives are based on Company financial and operational factors determined to be critical to achieving our desired business plans. Performance objectives are designed to reflect goals and objectives to be accomplished over a specific period; therefore, incentive opportunities under the plan are not impacted by compensation amounts earned in prior years.

        Performance objectives for the NEOs are generally based on performance objectives for the Company as a whole. Examples of performance objectives include (1) achieving specified levels of volume weighted average stock price, (2) achieving specified levels of production, (3) achieving specified levels of reserves, and (4) operational performance objectives.

        The 2011 Executive Bonus Program applied to all NEOs. It provided the NEOs with a goal-weighted bonus of up to 50% of base salary and a merit bonus of up to 50% of base salary. The goal-weighted portion of the 2011 Employee Bonus Program consisted of high (125%), target (100%), and low (75%) performance goals. The following chart identifies the weight given to each metric. All criteria required employment with the Company through April 1, 2012. April 1, 2012, is also the point in time where each of the performance goals was measured unless otherwise indicated. The actual performance level obtained is indicated in bold and in italics.

		100%	125%	75%
1	10%	Employed by the Company as of the close of business on April 1, 2012.	Not applicable.	Not applicable.
2	20%	The Company exits 2011 at or above 10,000 BOE of daily production.	The Company exits 2011 at or above 12,000 BOE of daily production.	The Company exits 2011 at or above 9,000 BOE of daily production.
3	20%	The common stock of the Company has traded at a daily VWAP at or above $10.00 per share for 10 consecutive trading days.	The common stock of the Company has traded at a daily VWAP at or above $12.50 per share for 10 consecutive trading days.	The common stock of the Company has traded at a daily VWAP at or above $9.50 per share for 10 consecutive trading days.
4	10%	The fully diluted market capitalization of the Company has reached $1 billion or greater.	The fully diluted market capitalization of the Company has reached $1.25 billion or greater.	The fully diluted market capitalization of the Company has reached $950 million or greater.
5	10%	The Company has raised $100 million or more of capital through the issuance of Series D Preferred Stock.	The Company has raised $125 million or more of capital through the issuance of Series D Preferred Stock.	The Company has raised $75 million or more of capital through the issuance of Series D Preferred Stock.
6	10%	The Company has increased total proved reserves to 32.5 million or more BOE as of December 31, 2011. This represents a 243% increase from year-end 2010.	The Company has increased total proved reserves to 36 million or more BOE as of December 31, 2011.	The Company has increased total proved reserves to 31 million or more BOE as of December 31, 2011.
7	10%	The Company has reduced Lifting Costs to less than $25.00 per BOE. This represents a 7% decrease from the 2010 average Lifting Costs of $26.75 per BOE.	The Company has reduced Lifting Costs to $22.00 or less per BOE.	The Company maintains Lifting Costs at below $27.00 per BOE.
8	10%	The Company adds a minimum of five new banks to the senior bank lending group, three of which must be "bulge bracket" banks.	The Company adds a minimum of five new banks to the senior bank lending group, four of which must be "bulge bracket" banks.	The Company adds a minimum of four new banks to the senior bank lending group, three of which must be "bulge bracket" banks.

        The Compensation Committee has determined that the Company met or exceeded the established performance goals in all areas other than the price of the Company's common stock. This represented an overall achievement of 92.5% of the target on a goal-weighted basis, which was factored into determining each NEO's bonus for 2011.

        For Mr. Evans, the Compensation Committee considers whether a discretionary bonus in addition to his bonus under the Executive Bonus Program is warranted. Factors that went into determining Mr. Evans' discretionary bonuses included the Company's success with recent acquisitions, Mr. Evans' leadership in guiding the Company to its goals outlined above, and the Company's stock performance during Mr. Evans' tenure, as illustrated by the graph below, which was excerpted from the Company's most recent Annual Report on Form 10-K, as amended:

Long-Term Incentives

        Our Stock Incentive Plan, in which each of our executive officers, including each of our NEOs, and certain other employees participate, is designed to reward participants for sustained improvements in the Company's financial performance and increases in the value of our common stock over an extended period. Long-term incentives are a key component of the Company's overall compensation structure.

        The Compensation Committee authorizes grants throughout the year depending upon the Company's activities during that time period. Grants can be made from a variety of award types authorized under our Stock Incentive Plan. Prior to 2012, our stock, option, and stock appreciation right awards contained vesting provisions based on continued service, generally over three or four-year periods, satisfaction of performance-based vesting hurdles, or a combination of these. The performance periods in those awards would vary given the rate at which the Company is growing. When evaluating the satisfaction of performance-based vesting hurdles, the Compensation Committee reserved the ability to toll the deadline for achieving a given objective because of delays outside of management's control. In 2011, the Compensation Committee took uncontrollable delays into account with respect to production targets and the successful drilling, completion, and commercial production of two Marcellus Shale wells and two Eagle Ford Shale wells when considering the vesting events that occurred in 2010 and 2011 under the option awards granted in 2010.

        Beginning in 2012, the vesting criteria for most stock option awards will be service based. The Compensation Committee has made this change to ensure that our equity compensation awards have the effect of retaining our employees. The Company's performance, the competitive environment, and the skill of our employees make retention an important factor in the Compensation Committee's decision to make this change.

Change in Control Payments

        In 2011, the Company approved a change in control program that would provide the Company's executives with certain specified severance payments following a change in control of the Company provided that the severance occurs either without cause or by the executive for good reason within 24 months following the change in control. The definition of what constitutes a change in control tracks the language of the Company's Stock Incentive Plan.

        Immediately prior to a change in control, all outstanding equity awards will vest and any performance targets will be deemed to have been met at 100%. This occurs without regard to whether a termination of employment occurs.

        For the 24 months following a change in control, an executive who is terminated without cause or who terminates employment for good reason will be entitled to the severance payments. Generally, senior executives, including the NEOs, would receive a severance payment equal to two times base salary plus two times targeted bonus and 24 months of continued medical coverage. The "targeted bonus" is defined as the highest of (1) the maximum bonus opportunity established by the Compensation Committee for the executive or, if the Compensation Committee has not established the executive's bonus opportunity for the year in which the executive's termination occurs, 100% of the executive's base salary, (2) the maximum bonus opportunity established by the Compensation Committee for the executive for the immediately preceding year, or (3) the maximum bonus opportunity established by the Compensation Committee for the executive immediately prior to the change in control.

        As a condition to receiving severance payments, an executive must sign a release and waiver of claims that includes non-disparagement and confidentiality provisions. In most circumstances, the executive will, by statute, have 21 days to consider the release and seven days following execution of the release where the executive can revoke it. The executive will receive health coverage during this consideration period even if the executive does not ultimately execute the release. In order to avoid duplicative payment provided for in their employment agreements, which have since expired, Messrs. Evans, Ormand, and Ferguson were required to agree to waive payments under their employment agreements that were based on a multiplier of the executive's compensation and health coverage reimbursement.

        Severance benefits paid to an executive will be reduced to the extent necessary to avoid the imposition of any excise tax associated with parachute payments. Before the expiration of their employment agreements, Messrs. Evans, Ormand and Ferguson would have been entitled to a tax-gross up for any excise taxes on parachute payments.

        In developing the change in control program, the Compensation Committee engaged the services of Longnecker as compensation consultants. As part of their analysis, Longnecker used the following peer group of companies for benchmarking purposes:

Oasis Petroleum	Comstock Resources, Inc.	Penn Virginia Corporation
Swift Energy Company	Kodiak Oil & Gas Corporation	GeoResources, Inc.
Stone Energy Corporation	Northern Oil & Gas, Inc.	Rex Energy Corporation
Carrizo Oil & Gas, Inc.	Resolute Energy Corporation	Endeavour International Corp.
Gulfport Energy Corporation	Goodrich Petroleum Corp.	GMX Resources, Inc.

Risk Assessment

        As part of its oversight of the Company's executive and non-executive compensation programs, the Compensation Committee considers the impact of the Company's compensation programs, and the incentives created by the compensation awards that it administers, on the Company's risk profile. In addition, the Company reviews all of its compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. Based on this review, the Company has concluded that its compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company. As a result of this analysis, the Compensation Committee identified the following risk mitigating factors:

  •
  use of long-term incentive compensation;

  •
  vesting periods for equity compensation awards that encourage executives and other key employees to focus on sustained stock price appreciation;

  •
  the Compensation Committee's discretionary authority to adjust annual incentive awards, which helps mitigate any business risks associated with such awards;

  •
  the Company's internal controls over financial reporting and other financial, operational and compliance policies and practices currently in place;

  •
  base salaries consistent with executives' responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security; and

  •
  design of long-term compensation to reward executives and other key employees for driving sustainable, profitable, growth for stockholders.

        As a result of the above assessment, the Compensation Committee determined that the Company's policies and procedures largely achieve a proper balance between competitive compensation and prudent business risk.

Executive Compensation

        The following tables include compensation information for our NEOs for the last three years. For a discussion of 2011 NEO compensation, please read the Compensation Discussion and Analysis above.

        The 2011 Summary Compensation Table below sets forth compensation information for our NEOs relating to 2011, 2010, and 2009. Pursuant to SEC rules, the 2011 Summary Compensation Table is required to include for a particular fiscal year only those restricted stock awards, stock appreciation rights and options to purchase common stock granted during that year, rather than awards granted after year-end, even if awarded for services in that year. SEC rules require disclosure of variable cash compensation to be included in the year earned, even if payment is made after year-end. Generally, we pay any cash variable compensation for a particular year after the Compensation Committee has had an opportunity to review the Company's and each individual's performance for that year. As a result, cash variable compensation reported in the "Bonus" column was paid in the year following the year in which it is reported in the table.

 2011 Summary Compensation Table

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards(2)	All Other Compensation(3)	Total
Gary C. Evans(4)	2011	$415,000	$650,000	—	$3,181,100	$73,129	$4,319,229
Chairman and CEO	2010	$300,000	$550,000	$1,188,001	$9,158,722	$28,999	$11,225,722
	2009	$153,865	$505,400	$857,182	$581,670	—	$2,098,117
Ronald D. Ormand(5)	2011	$250,000	$240,625	—	$1,223,500	$36,966	$1,751,091
Executive Vice President, CFO,	2010	$225,000	$200,000	—	$425,946	$16,869	$867,815
and Secretary	2009	$109,038	$178,200	$392,363	$264,395	$11,334	$955,330
James W. Denny III(6)	2011	$250,000	$240,625	—	$1,223,500	$68,981	$1,783,106
Executive Vice President and	2010	$225,000	$200,000	—	$170,379	$18,496	$613,875
President, Appalachian Division	2009	$180,000	$214,200	—	$326,193	—	$720,393
H.C. "Kip" Ferguson(7)	2011	$250,000	$240,625	—	$1,223,500	$36,324	$1,750,449
Executive Vice President and	2010	$225,000	$200,000	—	$511,136	$15,304	$951,440
President, Eagle Ford Division	2009	$45,000	$148,000	—	$176,743	—	$369,743
Brian G. Burgher(8)	2011	$190,000	$125,000	—	$734,100	$34,636	$1,083,736
Senior Vice President	2010	$180,000	$125,000	—	$340,757	$15,304	$651,061
	2009	$35,000	$123,900	—	$88,372	—	$247,272

(1)
The amounts reflected in this column show each NEO's annualized salary for the majority of the year. In 2011, the amounts shown were effective March 1, 2011. For 2010, the amounts shown were effective April 1, 2010.

(2)
Represents the aggregate grant date fair value in accordance with Accounting Standards Codification 718, "Stock Compensation" (except no assumptions for forfeitures were included). For a discussion of the assumptions made in the valuation of stock and option awards, please refer to Note 10—"Share Based Compensation" of the Company's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2011, filed on March 27, 2012.

(3)
Amounts in this column for 2011, 2010 and 2009 are detailed in the following All Other Compensation Table.

(4)
We entered into an employment agreement with Mr. Evans in May 2009. Pursuant to his employment agreement, Mr. Evans agreed to serve as the Chairman and Chief Executive Officer of the Company for a three-year term that expired on May 22, 2012. Mr. Evans' duties and authorities under the agreement included those typically associated with the Chief Executive Officer. We agreed to pay Mr. Evans a minimum base salary of $254,000 during the first year of the employment agreement and minimums of $274,000 and $294,000 during the second and third years of the agreement, respectively. Mr. Evans' employment agreement provided that he was eligible for an annual bonus based on performance criteria set by the Compensation Committee and to otherwise participate in all benefits, plans, and programs, including improvements or modifications of the same, that were available to other executive employees of the Company. Mr. Evans' employment agreement provided that he would serve as Chairman during the term of his agreement and that he could nominate to our Board one additional independent member. Mr. Evans' employment agreement contained standard provisions concerning noncompetition, nondisclosure and indemnification. Mr. Evans' employment agreement expired in May 2012, and the Compensation Committee has engaged Longnecker as a consultant to advise it in connection with a new employment agreement, which the Compensation Committee is currently discussing with Mr. Evans.

(5)
We entered into an employment agreement with Mr. Ormand in May 2009. Pursuant to his employment agreement, Mr. Ormand agreed to serve as Executive Vice President and Chief Financial Officer for a three-year term that expired on May 22, 2012. Mr. Ormand's duties and authorities under the agreement included those typically associated with the Chief Financial Officer. We agreed to pay Mr. Ormand a minimum base salary of $180,000 during the first year of the agreement and minimums of $200,000 and $220,000 during the second and third years of the agreement, respectively. Mr. Ormand's employment agreement provided that he was eligible for an annual bonus based on performance criteria set by the Compensation Committee and to otherwise participate in all benefits, plans, and programs, including improvements or modifications of the same, that were available to other executive employees of Company. Mr. Ormand's employment agreement contained standard provisions concerning noncompetition, nondisclosure and indemnification. Mr. Ormand's employment agreement expired in May 2012.

(6)
We entered into an employment agreement with Mr. Denny effective March 2008. Pursuant to his employment agreement, Mr. Denny agreed to serve for a three-year term that expired on March 1, 2011. We agreed to pay Mr. Denny a minimum base salary of $180,000, which was increased to $225,000 for 2010, and Mr. Denny's employment agreement provided that he was eligible for an annual bonus based on performance criteria set by the Compensation Committee of our Board and to otherwise participate in all benefits, plans, and programs, including improvements or modifications of the same, that were available to other executive employees of Company. Mr. Denny's employment agreement contained standard provisions concerning noncompetition, nondisclosure and indemnification. Mr. Denny's employment agreement expired in March 2011.

(7)
We entered into an employment agreement with Mr. Ferguson effective October 2009. Pursuant to his employment agreement, Mr. Ferguson agreed to serve for a three-year term that expired on October 1, 2012. We agreed to pay Mr. Ferguson a minimum base salary of $180,000, which was increased to $225,000 for 2010, and Mr. Ferguson's employment agreement provided that he was eligible for an annual bonus based on performance criteria set by the Compensation Committee of our Board and to otherwise participate in all benefits, plans, and programs, including improvements or modifications of the same, that were available to other executive employees of Company. Mr. Ferguson's employment agreement contained standard provisions concerning noncompetition, nondisclosure and indemnification. Mr. Ferguson's employment agreement expired in October 2012.

(8)
Mr. Burgher did not become employed by us until September 30, 2009. Mr. Burgher's annual salary for 2009 was $140,000.

 All Other Compensation Table

        The charts and narrative below describe the benefits and perquisites for 2011 contained in the "All Other Compensation" column of the 2011 Summary Compensation Table.

	401(k) Matching Contribution(1)	Health, Dental, Vision, and Life Insurance Premiums(2)	Disability Insurance Premiums	Other
Mr. Evans	$18,375	$7,480	$5,425	$41,849	(a)(b)
Mr. Ormand	$18,375	$13,242	$5,349	—
Mr. Denny	$18,375	$4,035	$5,093	$41,478	(b)
Mr. Ferguson	$18,375	$13,243	$4,706	—
Mr. Burgher	$16,677	$13,201	$4,758	—

(1)
The Company's contributions to the 401(k) plan were made in shares of the Company's common stock. Once dollar amounts for the Company's contributions were determined, the Company used the closing price of the common stock the day prior to making its contribution to convert the dollar amounts to shares on a unitized basis.

(2)
During 2011, we contracted with a human resources outsourcing firm that provided a suite of benefit programs at a flat fee based on an employee's coverage level. Because of this structure, we are unable to further separate out the costs of individual employee welfare benefit programs.

(a)
We provide Mr. Evans with memberships to certain private country and city clubs to facilitate business meetings and initiate and strengthen business relationships. Mr. Evans uses one country club for business and non-business purposes. The cost of membership in that club is included in this total.

(b)
Because of extensive business travel requirements, we provide Messrs. Evans and Denny with vehicles and lease corporate apartments that they and other employees use. The amounts shown reflect the incremental cost to the Company of providing these benefits to Messrs. Evans and Denny.

 2011 Grants of Plan-Based Awards

        The following table sets forth plan-based awards made in 2011. The threshold amount assumes that all performance targets are met at the minimum level of achievement applicable to the awards. The maximum amount represents the number of shares that would be subject to the option if all performance targets are met at the maximum level of achievement specified in the award.

		Estimated Future Payouts Under Equity Incentive Plan Awards
				Exercise Price of Option Awards	Grant Date Fair Value of Option Awards
	Grant Date	Threshold	Maximum
Mr. Evans	5/2/2011	503,750	650,000	$7.95	$3,181,100
Mr. Ormand	5/2/2011	193,750	250,000	$7.95	$1,223,500
Mr. Denny	5/2/2011	193,750	250,000	$7.95	$1,223,500
Mr. Ferguson	5/2/2011	193,750	250,000	$7.95	$1,223,500
Mr. Burgher	5/2/2011	116,250	150,000	$7.95	$734,100

        The performance criteria that applied to the May 2, 2011 option awards mirrored the criteria used for the Executive Bonus Program, discussed above. In no event could an award exceed 100% cumulative vesting, even if the 125% performance metric was achieved for every possible item. In order to vest in any portion of the award, the NEO had to have been employed by the Company as of the close of business on April 1, 2012. Based on the Compensation Committee's review, the NEOs were considered 92.5% vested in these awards.

 2011 Outstanding Equity Awards at Year-End

        The following table identifies the outstanding equity-based awards held by the NEOs as of December 31, 2011. For all unvested awards, continued employment through the vesting date is required.

	Option and Stock Appreciation Right Awards							Stock Awards
	Award Year	Number of Securities Underlying Unexercised Options/SARs (Exercisable)	Number of Securities Underlying Unexercised Options/SARs (Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price/ SAR Base Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested		Market Value of Shares of Stock That Have Not Vested
Mr. Evans	2011	455,000	—	195,000	(a)	$7.95	5/2/2021	—		—
	2010	500,000	—	2,583,332	(b)	$6.09	11/29/2015	130,049	(c)	$700,964
Mr. Ormand	2011	175,000	—	75,000	(a)	$7.95	5/2/2021	—		—
	2010	125,000	—	—		$2.25	2/11/2020	—		—
Mr. Denny	2011	175,000	—	75,000	(a)	$7.95	5/2/2021	—		—
	2010	90,000	—	—		$2.25	2/11/2020
	2009	50,000	—	—		$1.17	9/30/2014	—		—
	2009	250,000	—	—		$1.69	10/23/2014	—		—
	2008	100,000	—	—		$1.70	3/1/2013	—		—
Mr. Ferguson	2011	175,000	—	75,000	(a)	$7.95	5/2/2021	—		—
	2010	270,000	—	—		$2.25	2/11/2020	—		—
	2009	100,000		—		$1.17	9/30/2014	—		—
Mr. Burgher	2011	105,000	—	45,000	(a)	$7.95	5/2/2021	—		—
	2010	144,000	—	—		$2.25	2/11/2020	—		—
	2009	50,000		—		$1.17	9/30/2014	—		—

(a)
As discussed above, the 2011 Executive Bonus Program was based on weighted vesting criteria that included certain performance periods that extended into 2012. The Compensation Committee ultimately certified in 2012 that awards made under the 2011 Executive Bonus Program vested at 92.5%. As an example, Mr. Evans vested in 601,250 total shares, which included 455,000 shares for which performance hurdles had been achieved as of December 31, 2011, and an additional 146,250 shares for performance hurdles achieved after December 31, 2011.

(b)
We awarded Mr. Evans stock appreciation rights on 3,083,332 shares of the Company's common stock, with vesting subject to specific stock price performance measures and certain specific reserve growth performance achievements over the five-year period following the grant date. If the performance measures are achieved, the stock appreciation rights become exercisable in three annual tranches based on the anniversary of the grant date. As of December 31, 2011, stock appreciation rights on 500,000 shares were vested and 166,650 of the shares underlying the vested stock appreciation rights were exercisable.

(c)
Forfeiture restrictions will lapse on 65,025 shares on November 29, 2012 and on 65,025 shares on November 29, 2013.

 2011 Option Exercises and Stock Vested

        The following table summarizes the options that our NEOs exercised in 2011. For stock awards that vested in 2011, the value that the NEO realized on the date the restrictions on the award lapsed is provided.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares With Lapse of Restrictions	Value Realized on Lapse of Restrictions
Mr. Evans	2,750,000	$13,330,000	65,018	$276,327
Mr. Ormand	1,350,000	$8,380,500	—	—
Mr. Denny	—	—	30,000	$211,500
Mr. Ferguson	100,000	$657,000	—	—
Mr. Burgher	86,000	$571,800	—	—

Potential Payments Upon Termination or Change in Control

        The following table identifies the payments that may be made to our NEOs following a change in control of the Company. For a detailed discussion of these payments, please see the Compensation Discussion and Analysis above. These calculations assume a change in control of the Company on December 31, 2011, and a closing stock price on that date of $5.39. Although Messrs. Evans', Ormand's and Ferguson's employment agreements, which have expired, provided for certain tax reimbursements, those would not have applied had a change in control of the Company occurred on December 31, 2011.

	Cash(1)		Equity(2)	Perquisites / Benefits(3)	Total
Mr. Evans	$1,660,000	(a)	$701,002	$20,712	$2,381,714	(a)
Mr. Ormand	$1,000,000	(b)	—	$20,712	$1,020,712
Mr. Denny	$1,000,000	(c)	$237,750	$16,116	$1,253,866
Mr. Ferguson	$1,000,000	(d)	$211,000	$20,712	$1,231,712
Mr. Burgher	$760,000	(e)	$105,500	$20,712	$886,212

(1)
Cash compensation is subject to each NEO's severance from employment without cause or by the NEO with good reason within 24 months following a change in control.

(2)
The 2011 Outstanding Equity Awards at Year-End table details the unvested awards that would have been subject to accelerated vesting on December 31, 2011. All outstanding equity awards are immediately vested upon a change in control.

(3)
The benefits identified in the third column consist of 24 months of continued company contributions towards the cost of coverage for medical, dental, and vision plans. The amounts were calculated by taking each NEO's actual coverage elections for 2012 and assuming that the cost of coverage would not change in 2013. Accordingly, these amounts are only estimates.

(a)
This consists of two times base salary of $415,000 plus two times targeted bonus with the bonus set at 100% of base salary.

(b)
This consists of two times base salary of $250,000 plus two times targeted bonus with the bonus set at 100% of base salary.

(c)
This consists of two times base salary of $250,000 plus two times targeted bonus with the bonus set at 100% of base salary.

(d)
This consists of two times base salary of $250,000 plus two times targeted bonus with the bonus set at 100% of base salary.

(e)
This consists of two times base salary of $190,000 plus two times targeted bonus with the bonus set at 100% of base salary.

Report of Our Compensation Committee

        Our Compensation Committee reviewed the Compensation Discussion and Analysis ("CD&A"), as prepared by management of the Company, and discussed the CD&A with the Company's management. Based on the Committee's review and discussions, the Committee recommended to the Board that the CD&A be included in this proxy statement.

THE COMPENSATION COMMITTEE
Joe L. McClaugherty, Chair
Steve Hurley
Steven A. Pfeifer
Jeff Swanson

PROPOSAL NO. 3—APPROVAL OF THE AMENDMENT TO MAGNUM HUNTER'S CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE AUTHORIZED SHARES OF MAGNUM HUNTER COMMON STOCK TO 350,000,000

Background

        Our certificate of incorporation currently authorizes Magnum Hunter to issue a total of 250,000,000 shares of common stock. On May 31, 2012, our Board approved an amendment to the certificate of incorporation to authorize an additional 100,000,000 shares of common stock, subject to common stockholder approval.

        Our Board has unanimously determined that this amendment is advisable and in the best interests of the Company and its stockholders, and has submitted this amendment to be voted on by our stockholders at the Meeting.

Proposed Amendment

        Our Board is proposing to amend the certificate of incorporation to increase the authorized shares of Magnum Hunter common stock from 250,000,000 shares to 350,000,000 shares, as more fully described below. Other than the proposed increase in the number of authorized shares of common stock, this amendment is not intended to modify the rights of existing stockholders in any material respect.

        Under Delaware law, we are only permitted to issue shares of our capital stock to the extent such shares have been authorized for issuance under the certificate of incorporation. The certificate of incorporation currently authorizes the issuance of up to 250,000,000 shares of common stock. At the Meeting, Magnum Hunter common and preferred stockholders are also being asked to consider and vote on a proposal to amend the certificate of incorporation to increase the authorized shares of preferred stock to 15,000,000.

        As of the Record Date, we had 170,015,772 shares of common stock outstanding, 4,000,000 shares of Series C preferred stock outstanding, 4,205,513 shares of Series D preferred stock outstanding and 2,704.85 shares of Series E preferred stock (which shares of Series E preferred stock are represented by 2,704,850 depositary shares) outstanding. If our common stockholders approve this amendment, we will file such amendment with the Delaware Secretary of State promptly after the Meeting. If this amendment is not approved by our common stockholders, the certificate of incorporation will not be amended in this respect and our authorized common stock will remain the same.

        Assuming this Proposal No. 3 and Proposal No. 4 are duly adopted at the Meeting, the proposed amendment to our certificate of incorporation will be as follows:

        The entire second sentence of "Article IV—Authorized Capital Stock" in the certificate of incorporation would be deleted in its entirety and would be replaced with the following:

          "The total number of shares of Common Stock this corporation is authorized to issue is 350,000,000 and each such share shall have a par value of $0.01, and the total number of shares of Preferred Stock this corporation is authorized to issue is 15,000,000 and each such share shall have a par value of $0.01."

        If this Proposal No. 3 is duly adopted but Proposal No. 4 is not duly adopted at the Meeting, the proposed amendment to our certificate of incorporation will be as follows:

        The entire second sentence of "Article IV—Authorized Capital Stock" in the certificate of incorporation would be deleted in its entirety and would be replaced with the following:

          "The total number of shares of Common Stock this corporation is authorized to issue is 350,000,000 and each such share shall have a par value of $0.01, and the total number of shares of

  Preferred Stock this corporation is authorized to issue is 10,000,000 and each such share shall have a par value of $0.01."

        The terms of any additional shares of common stock would be identical to those of the currently outstanding shares of common stock.

Reasons for the Amendment

        As of the Record Date, a total of 170,015,772 shares of the Company's currently authorized 250,000,000 shares of common stock were issued and outstanding and approximately 32,719,506 shares were reserved for issuance pursuant to our shelf registration statement, our Stock Incentive Plan and other outstanding equity-linked securities, leaving approximately 47,264,722 shares of our common stock currently unreserved and available for future use.

        Our Board believes it is desirable to increase the number of authorized shares of common stock in order to provide the Company with adequate flexibility in corporate planning and strategies. The availability of additional authorized shares of common stock could be used for a number of purposes, including corporate financing, public or private offerings of common stock, future acquisitions, stock dividends, stock splits, strategic relationships with corporate partners, stock options, and other stock-based compensation. The availability of additional authorized shares of common stock is particularly important in the event that our Board needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of common stock. We pursue additional sales of shares of our common stock from time to time in order to obtain additional equity capital. However, there are currently no plans, agreements or understandings regarding the issuance of any of the additional shares of common stock that would be available only if this proposal is approved. Further, our proposed increase in common stock is not in response to efforts by any party to acquire or gain control of the Company. Such additional authorized shares may be issued for such purposes and for such consideration as our Board may determine without further stockholder approval, unless stockholder approval is required by applicable law or the rules of the NYSE or any stock exchange on which our securities may be listed.

Effects of the Authorization of Additional Common Stock on Holders of Common Stock

        The increase in authorized shares of common stock will not have any immediate effect on the rights of our stockholders. Although the additional authorized shares of common stock will not change the voting rights, dividend rights, liquidation rights or any other stockholder rights, our Board will have the authority to issue additional shares of common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or the rules of the NYSE or any stock exchange on which our securities may be listed. The issuance of additional shares of our common stock will decrease the relative percentage equity ownership of our common stockholders, thereby diluting the voting power of their common stock, and, depending on the price at which the additional shares are issued, may also be dilutive to the earnings per share of the common stock. The holders of our common stock have no preemptive rights and our Board has no plans to grant such rights with respect to any such shares. The authorization of additional shares of common stock could also have an anti-takeover effect, in that additional shares could be issued in one or more transactions that could make a change in control or takeover of Magnum Hunter more difficult or by the issuance of additional shares to certain persons allied with Magnum Hunter's management that could make it more difficult to remove such persons.

Anti-Takeover Effects of Existing Provisions in our Certificate of Incorporation and Bylaws

        Some existing provisions of our certificate of incorporation and bylaws may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider to be in that stockholder's best interests. These provisions could limit the price that investors might be willing to pay in the future for shares or our common stock.

  •
  Authorized but unissued shares.  The authorized but unissued shares or our common stock and preferred stock are available for future issuance without stockholder approval, unless such approval is required by applicable law or listing rules of an applicable securities exchange or quotation system. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of Magnum Hunter by means of a proxy contest, tender offer, merger or otherwise.

  •
  Amendment to bylaws.  Our Board is authorized to make, alter or repeal our bylaws without further stockholder approval.

  •
  Advance notice of director nominations and matters to be acted upon at meetings.  Our bylaws contain advance notice requirements for nominations for directors to our Board and for proposing matters that can be acted upon by stockholders at stockholder meetings.

  •
  Vacancies in the Board.  Any vacancy in our Board existing for any reason may be filled by the remaining directors.

  •
  Special meetings of stockholders.  Our bylaws provide that special meetings of common stockholders may be called only by our Chairman of the Board, by a majority of our Board, by our Chief Executive Officer, by our President or by one or more common stockholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting.

Delaware Law

        Finally, we are subject to the restrictions contained in Section 203 of the General Corporation Law of the State of Delaware, which we refer to as Section 203. Section 203 provides that an interested stockholder may not engage in specified business combinations with a corporation for a period of three years after the date on which the person became an interested stockholder. An "interested stockholder" is a person who owns 15% or more of the outstanding voting stock of a corporation or a person who is an affiliate or associate of the corporation and, within the preceding three-year period, owned 15% or more of the outstanding voting stock. Delaware law defines the term "business combination" to encompass a wide variety of transactions with, or caused by, an interested stockholder, including mergers, asset sales and transactions in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders. This provision of Delaware law has an anti-takeover effect for transactions not approved in advance by the Board, including discouraging takeover attempts that might result in a premium over the market price for shares of our common stock. As a result, any person who owns at least 15% of the outstanding shares of our common stock could not pursue a takeover transaction that was not approved by the Board.

  Required Vote

        Approval of the amendment to our certificate of incorporation to increase the number of authorized shares of common stock from 250,000,000 shares to 350,000,000 shares requires the affirmative vote of the holders of a majority of the outstanding shares of Magnum Hunter common stock and exchangeable shares represented by the Special Voting Preferred Stock as of the Record Date. As a result, abstentions will have the effect of a vote "AGAINST" this proposal. As we believe the NYSE will classify this proposal as a routine item, we expect banks, brokers and nominees will be permitted to use their discretion to vote shares for which voting instructions are not submitted with respect to this proposal so no broker non-votes are expected for this proposal.

        The Board recommends that Magnum Hunter's common stockholders vote "FOR" the approval of the amendment to Magnum Hunter's certificate of incorporation to increase the authorized shares of Magnum Hunter common stock to 350,000,000.

 PROPOSAL NO. 4—APPROVAL OF THE AMENDMENT TO MAGNUM HUNTER'S CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE AUTHORIZED SHARES OF MAGNUM HUNTER PREFERRED STOCK TO 15,000,000

Background

        Our certificate of incorporation currently authorizes Magnum Hunter to issue a total of 10,000,000 shares of preferred stock. On October 5, 2012, our Board approved an amendment to the certificate of incorporation to authorize an additional 5,000,000 shares of preferred stock, subject to common and preferred stockholder approval.

        Our Board has unanimously determined that this amendment is advisable and in the best interests of the Company and its stockholders, and has submitted this amendment to be voted on by our common and preferred stockholders at the Meeting.

Proposed Amendment

        Our Board is proposing to amend the certificate of incorporation of the Company to increase the authorized shares of Magnum Hunter preferred stock from 10,000,000 shares to 15,000,000 shares, as more fully described below. Other than the proposed increase in the number of authorized shares of preferred stock, this amendment is not intended to modify the rights of existing stockholders in any material respect. The terms of the preferred stock to be authorized, including any dividend rates, conversion prices, voting rights, redemption prices, liquidation preferences, and similar matters will be determined by the board of directors at the time it is designated as a series.

        Under Delaware law, we are only permitted to issue shares of our capital stock to the extent such shares have been authorized for issuance under the certificate of incorporation. The certificate of incorporation currently authorizes the issuance of up to 250,000,000 shares of common stock and up to 10,000,000 shares of preferred stock. At the Meeting, Magnum Hunter common stockholders are also being asked to consider and vote on a proposal to amend the certificate of incorporation to increase the authorized shares of common stock to 350,000,000.

        As of the Record Date, we had 170,015,772 shares of common stock outstanding, 4,000,000 shares of Series C preferred stock outstanding, 4,205,513 shares of Series D preferred stock outstanding and 2,704.85 shares of Series E preferred stock (which shares of Series E preferred stock are represented by 2,704,850 depositary shares) outstanding.

        If our common and preferred stockholders approve this amendment, we will file such amendment with the Delaware Secretary of State promptly after the Meeting. If this amendment is not approved by our common and preferred stockholders, the certificate of incorporation will not be amended in this respect and our authorized preferred stock will remain the same.

        Assuming Proposal No. 3 and this Proposal No. 4 are duly adopted at the Meeting, the proposed amendment to our certificate of incorporation will be as follows:

        The entire second sentence of "Article IV—Authorized Capital Stock" in the certificate of incorporation would be deleted in its entirety and would be replaced with the following:

          "The total number of shares of Common Stock this corporation is authorized to issue is 350,000,000 and each such share shall have a par value of $0.01, and the total number of shares of Preferred Stock this corporation is authorized to issue is 15,000,000 and each such share shall have a par value of $0.01."

        If Proposal No. 3 is not duly adopted but this Proposal No. 4 is duly adopted at the Meeting, the proposed amendment to our certificate of incorporation will be as follows:

        The entire second sentence of "Article IV—Authorized Capital Stock" in the certificate of incorporation would be deleted in its entirety and would be replaced with the following:

          "The total number of shares of Common Stock this corporation is authorized to issue is 250,000,000 and each such share shall have a par value of $0.01, and the total number of shares of Preferred Stock this corporation is authorized to issue is 15,000,000 and each such share shall have a par value of $0.01."

Reasons for the Amendment

        As of the Record Date, a total of 8,208,218.85 shares of the Company's currently authorized 10,000,000 shares of preferred stock were issued and outstanding. The Company has 4,000,000 shares of authorized Series C preferred stock, all of which are issued and outstanding as of the Record Date, 5,750,000 shares of authorized Series D preferred stock, of which 4,205,513 shares were issued and outstanding as of the Record Date and 12,000 shares of authorized Series E preferred stock, of which 2,705.85 shares (which shares of Series E preferred stock are represented by 2,704,850 depositary shares) were issued and outstanding as of the Record Date. The Company also has authorized, issued and outstanding one share of Special Voting Preferred Stock in connection with the exchangeable shares, leaving less than 240,000 shares of authorized preferred stock that is unissued and not designated as a series of preferred stock.

        Our Board believes it is desirable to increase the number of authorized shares of preferred stock in order to provide the Company with adequate flexibility in corporate planning and strategies. The availability of additional authorized shares of preferred stock could be used for a number of purposes, including corporate financing, public or private offerings of preferred stock, future acquisitions, stock dividends, stock splits and strategic relationships with corporate partners. The availability of additional authorized shares of preferred stock is particularly important in the event that our Board needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of preferred stock. We pursue additional sales of shares of our preferred stock from time to time in order to obtain additional equity capital. However, there are currently no plans, agreements or understandings regarding the issuance of any of the additional shares of preferred stock that would be available only if this proposal is approved. Further, our proposed increase in preferred stock is not in response to efforts by any party to acquire or gain control of the Company. Such additional authorized shares may be issued for such purposes and for such consideration as our Board may determine without further stockholder approval, unless stockholder approval is required by applicable law or the rules of the NYSE MKT or any stock exchange on which our securities may be listed.

Effects of the Authorization of Additional Preferred Stock on Holders of Common Stock

        The increase in authorized shares of preferred stock will not have any immediate effect on the rights of our common stockholders. However, depending on the terms thereof, the issuance of one or more series of preferred stock could affect the holders of our common stock in a number of respects, including:

  •
  by subordinating our common stock to the preferred stock with respect to dividend rights, liquidation preferences and other rights;

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  by diluting the voting power of our common stock;

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  by diluting the earnings per share of our common stock;

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  by restricting our ability to repurchase outstanding common stock; and

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  by issuing common stock, upon the conversion of any convertible preferred stock, at a price below the fair market value of the common stock that is outstanding prior to such issuance.

        As a general matter, an increase in authorized shares of preferred stock, and any issuance thereof, could deter potential acquirers (hostile or otherwise) from initiating tender offers, proxy contests or other attempts to obtain control of or to acquire a company, or delay or prevent a change in control. For example:

  •
  preferred stock could be issued to increase the number of outstanding shares entitled to vote on a change in control, thereby increasing the number of votes required to approve a change in control or to otherwise obtain control of a company;

  •
  preferred stock (with significant voting, conversion or other rights, preferences or privileges) could be issued to a friendly investor, which could make it difficult for the potential acquirer to replace the board of directors or gain voting control of a company; and

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  preferred stock (with a significant liquidation preference) could be issued to make a change in control more expensive for the potential acquirer.

        Our proposed authorization of preferred stock is not in response to efforts by any party to acquire or gain control of our Company and the Board is not currently aware of any such efforts.

        While the amendment may have anti-takeover effects, our Board believes that the financial flexibility offered by this amendment outweighs any disadvantages. To the extent that this amendment may have anti-takeover effects, this amendment may encourage persons seeking to acquire our Company to negotiate directly with the Board, enabling the Board to consider the proposed transaction in a manner that best serves the interests of our stockholders.

        See also "Proposal No. 3—Anti-Takeover Effects of Existing Provisions in our Certificate of Incorporation and Bylaws" beginning on page 43 of this proxy statement.

  Required Vote

        Approval of the amendment to our certificate of incorporation to increase the number of authorized shares of preferred stock from 10,000,000 shares to 15,000,000 shares requires the affirmative vote of both (i) the holders of a majority of the outstanding shares of our common stock as of the Record Date and (ii) the holders of a majority of the combined voting power of the outstanding shares of our Series C preferred stock, our Series D preferred stock and our Series E preferred stock (which Series E preferred stock is represented by depositary shares) as of the Record Date. The Series C preferred stock and Series D preferred stock each have one vote per share. The Series E preferred stock has 1,000 votes per share, and each depositary share entitles its holder to instruct the voting of one of such votes. Abstentions and broker non-votes of the Series C and Series D preferred stock will have the effect of a vote "AGAINST" this proposal. However, an abstention or broker non-vote by the holders of depositary shares will not have such effect since the Deposit Agreement requires the Depositary to vote the Series E preferred stock evidenced by such depositary shares proportionately with the voting instructions it receives from holders of other depositary shares.

        The Board recommends that Magnum Hunter's common and preferred stockholders vote "FOR" the approval of the amendment to Magnum Hunter's certificate of incorporation to increase the authorized shares of Magnum Hunter preferred stock to 15,000,000.

 PROPOSAL NO. 5—APPROVAL OF THE AMENDMENT TO THE MAGNUM HUNTER RESOURCES CORPORATION AMENDED AND RESTATED STOCK INCENTIVE PLAN TO INCREASE THE AGGREGATE NUMBER OF SHARES OF MAGNUM HUNTER COMMON STOCK THAT MAY BE ISSUED UNDER THE STOCK INCENTIVE PLAN TO 27,500,000 AS WELL AS A PROPORTIONATE INCREASE IN THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK THAT MAY BE COVERED BY STOCK-BASED AWARDS GRANTED TO ANY PARTICIPANT UNDER THE STOCK INCENTIVE PLAN IN A CALENDAR YEAR.

Background

        On May 31, 2012, our Board adopted an amendment to our Stock Incentive Plan. If approved by our common stockholders, the proposed amendment to the Stock Incentive Plan would increase the aggregate number of shares of our common stock that may be issued under the Stock Incentive Plan from 20,000,000 shares to 27,500,000 shares (an increase of 7,500,000 shares). The amendment would also proportionately increase the maximum number of shares of common stock that may be covered by stock-based awards granted to any participant under the Stock Incentive Plan in a calendar year to 6,875,000 (an increase of 1,875,000 shares).

        Our Board has unanimously determined that this amendment is advisable and in the best interests of the Company and its stockholders, and has submitted the amendment to be voted on by our common stockholders at the Meeting.

Amendment

        Our Board is proposing the approval of the amendment to the Stock Incentive Plan to increase the aggregate number of shares of our common stock that may be issued under the Stock Incentive Plan from 20,000,000 shares to 27,500,000 shares and a proportionate increase in the maximum number of shares of common stock that may be covered by stock-based awards granted to any participant under the Stock Incentive Plan in a calendar year from 5,000,000 shares to 6,875,000 shares. A complete copy of the proposed amendment to the Stock Incentive Plan is attached as Annex A to this proxy statement and a full copy of the Stock Incentive Plan is attached as Annex C to our proxy statement filed with the SEC on April 1, 2011. A summary description of the material features of the Stock Incentive Plan is provided below. The statements made in this proxy statement regarding the amendment to the Stock Incentive Plan should be read in conjunction with and are qualified in their entirety by reference to the terms of the amendment to the Stock Incentive Plan attached to this proxy statement as Annex A.

Reasons for the Stock Incentive Plan Amendment

        If the amendment to the Stock Incentive Plan is approved, the aggregate number of shares of our common stock that may be issued under the Stock Incentive Plan will increase from 20,000,000 shares to 27,500,000 shares. As of November 26, 2012, an aggregate of 19,104,990 shares of our common stock have either been issued or are subject to outstanding awards under the Stock Incentive Plan, leaving only 895,010 shares available for future issuance under the Stock Incentive Plan. Given the Company's emphasis on equity-based compensation, our Board does not believe the Company has sufficient available shares reserved for issuance under the Stock Incentive Plan.

        Our Board believes that increasing the aggregate number of shares of our common stock issuable under the Stock Incentive Plan as contemplated by this amendment is necessary to facilitate the Company's anticipated future growth by enabling it to attract and retain qualified employees, officers and directors through equity participation in the Company. Our Board believes that equity compensation is the most effective means of creating a long-term link between performance and the compensation provided to executives and key employees. Equity grants are also an important element in attracting and retaining employees. Given the intense competition for talented individuals, the Company's ability to offer competitive compensation packages, including those with equity-based incentives is particularly important. Our Board believes that a proportionate increase in the number of shares that can be granted to an individual in a given year is needed to ensure that long-term awards reflect the growth of the Company.

Material Features of the Stock Incentive Plan

        The description of the Stock Incentive Plan set forth below is a summary of the principal features of the Stock Incentive Plan. This summary, however, does not purport to be a complete description of all of the provisions of the Stock Incentive Plan. The summary is qualified in its entirety by reference to the Stock Incentive Plan, a copy of which is available on the SEC's website and incorporated herein by reference.

        As of November 26, 2012 the closing price of our outstanding common stock on the NYSE was $4.07 per share.

        The Stock Incentive Plan provides for the grant of stock options, shares of restricted stock, unrestricted shares of stock, performance stock, performance-based awards deductible under Section 162(m) of the Internal Revenue Code of 1986, which we refer to in this section as the Code, and SARs. Awards under the Stock Incentive Plan may be made to any employee, officer, or director of Magnum Hunter or any subsidiary or to consultants and advisors to Magnum Hunter or any subsidiary. Currently, there are approximately 325 Magnum Hunter employees who may be eligible to receive awards under the Stock Incentive Plan, and there are seven non-employee directors who may be eligible to receive awards under the Stock Incentive Plan.

        Term of the Stock Incentive Plan.    Unless sooner terminated, the Stock Incentive Plan will expire on August 12, 2020. Any awards outstanding at the expiration of the term of the Stock Incentive Plan will continue in accordance with their terms.

        Types of Awards.    The Stock Incentive Plan authorizes the grant of several types of stock-based awards, including incentive stock options, which we refer to in this section as ISOs, nonstatutory stock options, which we refer to in this section as NSOs, restricted stock, unrestricted shares of stock, performance-based share awards and SARs, which we refer to in this section as SARs. Our Compensation Committee has broad discretion with respect to the types of awards it may grant under the Stock Incentive Plan.

        No Discount Stock Options.    The Stock Incentive Plan prohibits the grant of a stock option with an exercise price less than the fair market value of the Company's stock on the date of grant.

        Share and Award Limitations.    Currently, we may issue up to 20,000,000 shares of our common stock under the Stock Incentive Plan, subject to adjustment for changes in our capital structure or a reorganization of the Company. If this amendment is approved, the number of shares that may be issued under the Stock Incentive Plan will be 27,500,000 and the number of shares that may be the subject of awards that are not options or SARs will be limited to 11,250,000 shares. The number of shares available for ISOs will be limited to 7,500,000, though the Company does not typically grant ISOs. Shares issued under the Stock Incentive Plan may be authorized and unissued shares, treasury shares or any combination of the two. Any shares subject to an award under the Stock Incentive Plan that are forfeited, settled for cash, repurchased, expire, or otherwise are terminated or settled without the issuance of such shares, are available for awards under the Stock Incentive Plan. No more than 6,875,000 shares of common stock may be covered by stock-based awards granted to any participant under the Stock Incentive Plan in a calendar year.

        Administration.    Unless and until our Board determines otherwise, the Stock Incentive Plan will be administered by our Compensation Committee. Determinations of the Compensation Committee will be final, conclusive, and binding on any interested person. Such determinations include such matters as selecting participants, determining the awards that will be made under the Stock Incentive Plan, interpreting Stock Incentive Plan provisions, and deciding the terms and conditions of any award.

        Amendment.    The Stock Incentive Plan may be amended by the Board. Amendments will be subject to stockholder approval if and to the extent required by applicable law, regulation, or rule. Any amendment that would increase the aggregate number of shares of stock that may be issued under the Stock Incentive Plan must be approved by our stockholders.

        Anti-dilution.    In the event of (a) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin off) or any other change in corporate structure or shares; (b) any purchase, acquisition, sale, disposition or write-down of a significant amount of assets or a significant business; (c) any change in accounting principles or practices, tax laws or other such laws or provisions affecting reported results; or (d) any other similar change, in each case with respect to Magnum Hunter or any other entity whose performance is relevant to the grant, vesting, or payment of an award, the Compensation Committee may, without the consent of any affected participant, amend or modify the vesting or payment criteria (including performance criteria) of any outstanding award that is based in whole or in part on the financial performance of Magnum Hunter (or any subsidiary or division or other subunit thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of Magnum Hunter or such other entity will be substantially the same (in the sole discretion of the Compensation Committee) following such event as prior to such event and make any such other adjustments to any outstanding awards that the Compensation Committee deems appropriate, including, without limitation, accelerating vesting, substituting awards, or assuming awards; provided, however, that the amended or modified terms are permitted by the Stock Incentive Plan as then in effect and that the amended or modified terms do not violate the provisions of Sections 162(m), 409A, or, to the extent applicable, 424 of the Code.

        Persons Eligible for Grants.    Any employee, officer, consultant, advisor or non-employee director will be eligible to be selected as a participant under the Stock Incentive Plan by the Compensation Committee, acting in its discretion. However, ISOs will be granted only to participants who are employees of Magnum Hunter or a subsidiary.

Types of Awards

        Options.    ISOs and NSOs are both stock options allowing the recipient to purchase a fixed number of shares of common stock at a fixed price, which may not be less than the fair market value of the common stock on the option grant date as determined under the Stock Incentive Plan. Each award agreement will state the time or periods in which, or the conditions upon satisfaction of which, the right to exercise the ISO or NSO or a portion thereof will vest and the number of shares of common stock for which the right to exercise the option will vest at each such time, period, or fulfillment of condition. The Stock Incentive Plan permits the Compensation Committee to include various terms in the options in order to enhance the linkage between stockholder and management interests. These include permitting participants to deliver cash, shares or other consideration (including, where permitted by law and the Compensation Committee, awards) in payment of the exercise price and making the exercise or vesting of options contingent upon the satisfaction of performance criteria. The Stock Incentive Plan also provides for cashless exercise through broker-assisted exercise or through the withholding of shares equal to the exercise price through net-share payment. The Stock Incentive Plan provides that the term of any option granted may not exceed ten years and that each option may be exercised for such period as may be specified by the Compensation Committee in the grant of the option.

        Restricted Stock Awards.    The Compensation Committee may also make awards of restricted shares of our stock. The vesting and number of restricted shares of our stock may be conditioned upon the lapse of time and/or the satisfaction of other factors determined by the Compensation Committee. The recipient of restricted shares will generally have the rights and privileges of a stockholder with respect to the right to receive dividends and the right to vote the shares. None of the restricted shares may be sold, transferred or pledged during the restricted period, and all restricted shares shall be forfeited, and, except as otherwise determined by the Compensation Committee, all rights to the shares will terminate, if the recipient ceases to be an employee, consultant or director of Magnum Hunter or any of its subsidiaries before the expiration or termination of the restricted period and satisfaction of any other conditions prescribed by us with respect to the shares.

        Unrestricted Stock Awards.    Under the Stock Incentive Plan, the Compensation Committee may grant awards of unrestricted stock to any eligible participant.

        Performance Stock Awards.    Under the Stock Incentive Plan, the Compensation Committee may establish vesting and other conditions based on the achievement of performance measures for awards that are intended to qualify for the performance-based exception from the tax deductibility limitation imposed by Section 162(m) of the Code. The performance measures may be based on Company-wide performance or performance of a business unit, division, and/or subsidiary of the Company. The performance measures may be absolute or relative. The performance measures that may be used under the Stock Incentive Plan include: (a) net income measures (including but not limited to earnings, net earnings, operating earnings, earnings before taxes, EBIT (earnings before interest and taxes), EBITA (earnings before interest, taxes, and amortization) EBITDA (earnings before interest, taxes, depreciation, and amortization), and earnings per share); (b) stock price measures (including but not limited to growth measures and total stockholder return (stock price plus reinvested dividends) relative to a defined comparison group or target and price-earnings multiples); (c) cash flow measures (including but not limited to net cash flow, net cash flow before financing activities, economic value added (or equivalent metric), debt reduction, debt to equity ratio, or establishment or material modification of a credit facility); (d) return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors' capital and return on average equity); (e) operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes, and production efficiency); (f) expense measures (including but not limited to finding, development, and lifting costs, overhead cost and general and administrative expense); (g) asset measures (including but not limited to a specified target, or target growth in gas, oil, or mineral reserves or gas, oil, or mineral reserves per share, reserve additions, reserve replacement ratio, market capitalization or market value, proceeds from dispositions, strategic acquisitions, or raising capital); (h) relative performance measures (including, but not limited to, relative performance to a comparison group or index designated by the Compensation Committee or market share); (i) corporate values measures (including but not limited to ethics, environmental, legal, regulatory, and safety); (j) in general, performance-based awards that would qualify for exemption from the deduction limitations of Section 162(m) of the Code for up to five years before stockholder re-approval would be needed; and (k) any combination of the above. These performance criteria can be included as criteria in the grant of any type of award under the Stock Incentive Plan other than unrestricted stock awards.

        SARs.    Under the Stock Incentive Plan, the Compensation Committee may grant SARs to any eligible recipient. Each award agreement under the Stock Incentive Plan must state the time or periods in which or the conditions upon satisfaction of which, the right to exercise the SAR or a portion thereof will vest, the number of shares of common stock upon which the SAR is based for each time, period, or fulfillment of condition, and the base price of the SAR, which may not be less than the fair market value of the Company's common stock on the date of grant. The Stock Incentive Plan permits the Compensation Committee to include various terms in the SARs in order to enhance the linkage between stockholder and management interests, including the fulfillment of performance criteria. Upon the exercise of a SAR, a participant will be paid the difference between the fair market value of the Company's common stock on the date of exercise and the base price established in the participant's award agreement. Payment in satisfaction of a SAR may be made in shares of Company stock or cash, subject to the Compensation Committee's discretion.

Material Federal Income Tax Consequences of the Stock Incentive Plan

        The following is a summary of the material United States federal income tax consequences associated with awards granted under the Stock Incentive Plan. This summary is based upon present federal income tax laws and regulations and does not purport to be a complete description of the federal income tax consequences applicable to a participant or the Company. This summary does not cover any federal employment tax consequences or any foreign, state, local, estate and gift, or other tax consequences.

        ISOs.    A participant will generally not recognize any taxable income upon either the grant or exercise of an ISO. However, for purposes of the alternative minimum tax, upon the exercise of an ISO, a participant is required to include the difference between the option exercise price and the fair market value of the common stock received in alternative minimum taxable income for purposes of calculating the alternative minimum tax. If a participant sells or otherwise disposes of the common stock acquired pursuant to the exercise of an ISO within either two years from the date of grant or one year from the date of exercise of the option, which we refer to as an Early Disposition, the participant will recognize ordinary income at the time of the Early Disposition in an amount equal to the lesser of (i) the excess of the amount realized by the participant on the Early Disposition over the exercise price of the option, or (ii) the excess of the fair market value of the common stock on the date of exercise over the exercise price of the option. The excess, if any, of the amount realized by the participant on the Early Disposition over the fair market value of the common stock on the date of exercise will be capital gain, and will either be short term (taxable at ordinary income tax rates) or long term gain, depending on the participant's holding period. If a participant sells shares acquired by the exercise of an ISO after meeting the two-year and one-year holding period conditions described above, all of the gain or loss realized on the sale will be long-term capital gain or loss.

        Nonqualified Stock Options.    A participant will not recognize any taxable income upon the grant of an NSO. In general, a participant will recognize ordinary income upon the exercise of an NSO in an amount equal to the difference between the fair market value of the common stock received on the date of exercise and the exercise price paid for the stock.

        Common Stock Subject to a Substantial Risk of Forfeiture.    If a participant receives common stock that is subject to a substantial risk of forfeiture (whether pursuant to an award of restricted stock or a performance-based award), unless the participant files an early income recognition election under Section 83(b) of the Code (discussed below), the participant will not recognize any income at the time of receipt of the stock, but will recognize ordinary income when the restrictions on the shares lapse, in an amount equal to the difference between the fair market value of the stock at the time the restrictions lapse and the amount paid, if any, for the stock. However, a participant who receives common stock that is subject to a substantial risk of forfeiture may elect to include the fair market value of the stock in income at the time of its receipt by filing an election with the Internal Revenue Service under Section 83(b) of the Code within 30 days after the date of such receipt.

        Unrestricted Stock Awards.    A participant will recognize ordinary income in the year an unrestricted stock award is granted in an amount equal to the fair market value of the stock at the time of its receipt.

        SARs.    A participant will recognize ordinary income in the year a SAR is exercised in an amount equal to the entire amount received by virtue of the exercise of the right.

        Availability of Tax Deduction for the Company.    When ordinary income is recognized by a participant in connection with the receipt or exercise of an award under the Stock Incentive Plan (including the filing of an election under Section 83(b) of the Code), we will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount, assuming the requisite withholding requirements are met. However, compensation paid by us to its named executive officers is generally subject to the $1 million annual deduction limits of Section 162(m). These limits do not apply to performance-based compensation that meets certain requirements, including a stockholder approval requirement.

        Tax Withholding.    Our obligation to make payments or issue shares in connection with any award will be subject to and conditioned upon the satisfaction of applicable tax withholding obligations. The Compensation Committee may allow a participant to satisfy a withholding tax obligation in whole or in part by having us withhold shares that would otherwise be issued to the participant, or by having the participant deliver shares to us, in either case with a value equal to the minimum amount of the withholding obligation.

        Excise Tax on Parachute Payments.    The Code imposes a 20% excise tax on the recipient of "excess parachute payments," as defined in the Code, and denies tax deductibility to us on excess parachute payments. Generally, parachute payments are payments in the nature of compensation to employees of a company who are officers, stockholders, or highly-compensated individuals, which payments are contingent upon a change in ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company. For example, acceleration of the exercisability of options or the vesting of restricted stock awards upon a change in control of the Company may constitute parachute payments, and in certain cases, "excess parachute payments."

Change in Control Provisions

        In the event a "change in control" of the Company occurs, then, if approved by the Compensation Committee (either at the time of the grant of the award or at any time thereafter), (a) all options and SARs that have been outstanding for at least six months will become immediately exercisable in full and will remain exercisable for the remainder of their terms; (b) all outstanding restricted stock awards that have been outstanding for at least six months will become immediately fully vested and non-forfeitable; and (c) any conditions to the issuance of shares pursuant to performance stock awards that have been outstanding for at least six months will lapse. The Compensation Committee may also determine that some or all participants holding outstanding options or SARs will receive shares or a cash payment equal to the excess of the fair market value of the shares subject to the award immediately prior to the effective date of the change in control over the exercise price per share of the options or base price of the SARs (or, if there is no excess, that these options and SARs will be terminated).

        A "change in control" of the Company generally occurs if (a) all or substantially all of our assets are sold, leased, exchanged or transferred to any successor; (b) our stockholders approve any plan or proposal to liquidate or dissolve the Company; (c) any successor other than a bona fide underwriter becomes the beneficial owner of (i) 20% or more, but less than 50%, of the combined voting power of our outstanding securities, unless the transaction resulting in such ownership has been approved in advance by the continuity directors, or (ii) 50% or more of the combined voting power of our outstanding securities (regardless of any approval by the continuity directors); (d) we are party to a merger or consolidation (a "transaction") if our stockholders immediately prior to the effective date of the transaction have beneficial ownership of securities of the surviving corporation immediately following the effective date of the transaction representing (i) 50% or more, but not more than 80%, of the combined voting power of the surviving corporation's then outstanding securities, unless the transaction has been approved in advance by the continuity directors, or (ii) less than 50% of the combined voting power of the surviving corporation's then outstanding securities (regardless of any approval by the continuity directors); or (e) the continuity directors cease to constitute at least a majority of our Board. The continuity directors are any individuals who were members of the Board on March 1, 2006, and any individual who subsequently becomes a member of the Board whose election, or nomination for election by our stockholders, was approved by a vote of at least a majority of the continuity directors (either by specific vote or by approval of our proxy statement in which such individual is named as a nominee for director without objection to such nomination); provided, however, that any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board, a default on any financial instrument, or a default on any dividends will not be considered a continuity director.

Plan Benefits

        Benefits or amounts under the Incentive Plan are not determinable. In addition, awards are dependent upon a number of factors, including the value of our common stock on future dates and exercise decisions made by participants. As a result, the benefits that might be received by participants receiving discretionary grants in the future are not determinable. Please see the 2011 Grants of Plan-Based Awards table on page 40 for information about awards made to our NEOs in 2011, including awards made under the Stock Incentive Plan, prior to amendment. Please see the 2011 Outstanding Equity Awards at Year-End table on page 41 for information about outstanding equity-based awards held by the NEOs as of December 31, 2011.

  Required Vote

        The approval of the amendment to our Stock Incentive Plan to increase the aggregate number of shares of our common stock that may be issued under the Stock Incentive Plan (as well as a proportionate increase in the maximum number of shares of common stock that may be covered by stock-based awards granted to any participant under the Stock Incentive Plan in a calendar year) requires the affirmative vote of a majority of the shares of common stock and exchangeable shares represented by the Special Voting Preferred Stock cast at the Meeting, provided that the total vote cast on this proposal represents over 50% of all shares entitled to vote on this proposal, in accordance with the rules of the NYSE. Under applicable NYSE rules, (i) abstentions will be treated as votes cast on this proposal, and thus, will have the effect of a vote "AGAINST" this proposal, and (ii) broker non-votes will not be treated as votes cast on this proposal, and thus, will have no effect on the outcome of this proposal.

        The Board recommends that Magnum Hunter's common stockholders vote "FOR" the approval of the amendment to the Stock Incentive Plan to increase the aggregate number of shares of Magnum Hunter common stock that may be issued under the Stock Incentive Plan to 27,500,000 (as well as a proportionate increase in the maximum number of shares of common stock that may be covered by stock-based awards granted to any participant under the Stock Incentive Plan in a calendar year). Our directors and executive officers receive compensation under the Stock Incentive Plan and may be deemed to have a substantial interest in an affirmative vote for this proposal.

 OTHER MATTERS

        As of the date of this proxy statement, our Board knows of no matters that will be presented for consideration at the Meeting other than as described in this proxy statement. However, if any other matter shall properly come before the Meeting or any adjournment or postponement thereof and shall be voted upon, the proposed proxy will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by the proxy as to any matters that fall within the purposes set forth in the notice of Meeting.

Stockholder Proposals for 2013 Annual Meeting

        Magnum Hunter common stockholders who wish to present proposals for inclusion in the proxy statement relating to our annual meeting of stockholders to be held in 2013 may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible, stockholder proposals must be received by Magnum Hunter's corporate secretary no later than March 4, 2013 (which assumes that the proxy materials for the 2013 annual meeting will be distributed on or about May 31, 2013). The Company currently expects to hold its 2013 annual meeting in July 2013. Such proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in our proxy statement in accordance with the regulations governing the solicitation of proxies.

        Any common stockholder desiring to nominate a director or propose other business at our annual meeting of stockholders to be held in 2013 without including such stockholder's nomination or other business in our proxy materials for that meeting must provide timely notice to us of the nomination or other business in the form provided by our bylaws. Please refer to our bylaws for a description of the required form and content of this notice. To be timely, the notice must ordinarily be delivered to our Corporate Secretary at our principal executive offices at 777 Post Oak Boulevard, Suite 650, Houston, Texas 77056 no later than 30 days nor more than 60 days prior to the meeting as originally scheduled; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given to stockholders, such notice by the stockholder must be received not later than the close of business on the tenth day following the day on which such notice was given.

Householding of Proxies

        For stockholders who have requested a printed copy of our proxy materials, the SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report, proxy statement or Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company, and some brokers, household annual reports, proxy materials, or Notices of Internet Availability of Proxy Materials, as applicable, by delivering a single annual report and proxy statement to multiple stockholders who have requested printed copies and share an address, unless contrary instructions have been received from one or more of the affected stockholders.

        Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, in the future, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report and proxy statement, please notify your broker if your shares are held in a brokerage account, or the Company if you hold registered shares.

        You may request to receive at any time a separate copy of our annual report or proxy statement by sending a written request to our Corporate Secretary at 777 Post Oak Boulevard, Suite 650, Houston, Texas 77056 or by telephoning (832) 369-6986. A separate copy of the requested materials will be sent promptly following receipt of your request.

Where You Can Find More Information

        We file with, or furnish to, the SEC annual, quarterly, current and special reports, proxy statements and other information. You may read and copy any reports, statements or other information that Magnum Hunter files with, or furnishes to, the SEC at the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the Public Reference Room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet world wide website maintained by the SEC at www.sec.gov. The reports and other information filed by Magnum Hunter with the SEC are also available at its Internet website, which is www.magnumhunterresources.com. Information on these Internet websites is not part of this proxy statement.

ANNEX A

AMENDMENT THREE TO THE
MAGNUM HUNTER RESOURCES CORPORATION
AMENDED AND RESTATED STOCK INCENTIVE PLAN

        WHEREAS, Magnum Hunter Resources Corporation (the "Company") has heretofore adopted the Magnum Hunter Resources Corporation Amended and Restated Stock Incentive Plan (the "Plan"); and

        WHEREAS, the Company desires to amend the Plan in certain respects.

        NOW, THEREFORE, the Plan is hereby amended, effective as of the date set forth below, but subject to the approval of the Company's common stockholders, by restating Section 4.1 of the Plan in its entirety to read as follows:

    4.1    Maximum Number of Shares Available; Certain Restrictions on Awards.    Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 27,500,000, of which 7,500,000 shares may be available for use in connection with Incentive Options. No more than 11,250,000 shares of Common Stock may be the subject of Awards that are not Options or Stock Appreciation Rights. The aggregate number of shares with respect to which an Award or Awards may be granted to any one Participant in any one taxable year of the Company may not exceed 6,875,000 shares of Common Stock. The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.

        IN WITNESS WHEREOF, the undersigned, acting pursuant to authority granted to him by the Board of Directors of the Company, has caused this Amendment to the Plan to be executed this      day of January, 2013.

MAGNUM HUNTER RESOURCES CORPORATION
By:	Gary C. Evans Chairman of the Board

A-1

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on January 17, 2013. Meeting Information MAGNUM HUNTER RESOURCES CORPORATION Meeting Type: Annual Meeting For holders as of: November 26, 2012 Date: January 17, 2013 Time: 3:30 PM CT Location: The St. Regis Houston The Colonnade Room First Floor 1919 Briar Oaks Lane Houston, Texas 77027 You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. MAGNUM HUNTER RESOURCES CORPORATION 777 POST OAK BLVD. SUITE 650 HOUSTON, TX 77056 M50830-P31990 See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENT COMPOSITE FORM 10-K How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. . XXXX XXXX XXXX . XXXX XXXX XXXX Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before January 3, 2013 to facilitate timely delivery. M50831-P31990 How To Vote Please Choose One of the Following Voting Methods Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. . XXXX XXXX XXXX

Voting Items The Board of Directors recommends you vote FOR the following: 5. The approval of the amendment of Magnum Hunter's amended and restated stock incentive plan to increase the aggregate number of shares of Magnum Hunter common stock that may be issued under the plan to 27,500,000 1. Election of Directors Nominees: 01) J. Raleigh Bailes, Sr. 02) Brad Bynum 03) Victor G. Carrillo 04) Gary C. Evans 05) Stephen C. Hurley 06) Joe L. McClaugherty 07) Ronald D. Ormand 08) Steven A. Pfeifer 09) Jeff Swanson 6. The approval of an adjournment of the Meeting, if necessary, to solicit additional proxies in favor of the foregoing proposals The Board of Directors recommends you vote FOR the following proposals: 2. The ratification of the appointment of PricewaterhouseCoopers LLP as Magnum Hunter's independent registered public accounting firm for the fiscal year ending December 31, 2012 3. The approval of the amendment of Magnum Hunter's certificate of incorporation, as amended, to increase the authorized number of shares of Magnum Hunter common stock to 350,000,000 M50832-P31990 4. The approval of the amendment of Magnum Hunter's certificate of incorporation, as amended, to increase the authorized number of shares of Magnum Hunter preferred stock to 15,000,000

M50833-P31990

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. MAGNUM HUNTER RESOURCES CORPORATION 777 POST OAK BLVD. SUITE 650 HOUSTON, TX 77056 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] Date M50646-P31990 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. MAGNUM HUNTER RESOURCES CORPORATION For All Withhold All For All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 06) Joe L. McClaugherty 07) Ronald D. Ormand 08) Steven A. Pfeifer 09) Jeff Swanson 01) J. Raleigh Bailes, Sr. 02) Brad Bynum 03) Victor G. Carrillo 04) Gary C. Evans 05) Stephen C. Hurley The Board of Directors recommends you vote FOR the following proposals: For Against Abstain For Against Abstain 6. The approval of an adjournment of the Meeting, if necessary, to solicit additional proxies in favor of the foregoing proposals 2. The ratification of the appointment of PricewaterhouseCoopers LLP as Magnum Hunter's independent registered public accounting firm for the fiscal year ending December 31, 2012 3. The approval of the amendment of Magnum Hunter's certificate of incorporation, as amended, to increase the authorized number of shares of Magnum Hunter common stock to 350,000,000 4. The approval of the amendment of Magnum Hunter's certificate of incorporation, as amended, to increase the authorized number of shares of Magnum Hunter preferred stock to 15,000,000 5. The approval of the amendment of Magnum Hunter's amended and restated stock incentive plan to increase the aggregate number of shares of Magnum Hunter common stock that may be issued under the plan to 27,500,000 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and a Composite of the Form 10-K are available at www.proxyvote.com. M50647-P31990 MAGNUM HUNTER RESOURCES CORPORATION Annual Meeting of Common Stockholders January 17, 2013 This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Gary C. Evans and Ronald D. Ormand, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MAGNUM HUNTER RESOURCES CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholders to be held at 3:30 PM, CT on January 17, 2013, at The St. Regis Houston, The Colonnade Room, First Floor, 1919 Briar Oaks Lane, Houston, Texas 77027, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. MAGNUM HUNTER RESOURCES CORPORATION 777 POST OAK BLVD. SUITE 650 HOUSTON, TX 77056 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. M50648-P31990 MAGNUM HUNTER RESOURCES CORPORATION For Against Abstain The Board of Directors recommends you vote FOR the following proposals: 4. The approval of the amendment of Magnum Hunter's certificate of incorporation, as amended, to increase the authorized number of shares of Magnum Hunter preferred stock to 15,000,000 6. The approval of an adjournment of the Meeting, if necessary, to solicit additional proxies in favor of the foregoing proposal Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement and a Composite of the Form 10-K are available at www.proxyvote.com. M50649-P31990 MAGNUM HUNTER RESOURCES CORPORATION Special Meeting of Preferred Stockholders January 17, 2013 This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Gary C. Evans and Ronald D. Ormand, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Preferred stock of MAGNUM HUNTER RESOURCES CORPORATION that the stockholder(s) is/are entitled to vote at the Special Meeting of stockholders to be held at 3:30 PM, CT on January 17, 2013, at the The St. Regis Houston, The Colonnade Room, First Floor, 1919 Briar Oaks Lane, Houston, Texas 77027, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side

SPECIAL MEETING OF PREFERRED STOCKHOLDERS OF MAGNUM HUNTER RESOURCES CORPORATION January 17, 2013 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Composite Form 10-K, proxy statement and proxy card are available at www.mangumhunterresources.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To approve the amendment of Magnum Hunter's Certificate of Incorporation, as amended, to increase the authorized number of shares of Magnum Hunter preferred stock to 15,000,000 and 2. To approve an adjournment of the Meeting, if necessary, to solicit any additional proxies in favor of the forgoing proposal. PLEASE SELECT ONE OF THE FOLLOWING: Direct AST to Vote the Depositary Shares. The holder hereby directs AST to vote as indicated herein. Appointment of Management as Proxy The holder hereby appoints Gary C. Evans., or, failing him, Ronald D. Ormand, as proxyholder of the holder, with power of substitution, and authorizes them to represent and vote, as indicated herein, all of the Depositary Shares which the holder is entitled to vote at the Meeting, and at any adjournment or postponement thereof and on every ballot that may take place in consequence thereof, and with discretionary authority as to any other matters that may properly come before the Meeting. Appointment of the holder, or the holder's Designee as Proxy The holder appoints  as proxyholders of the holder and authorizes them to represent and vote, as indicated herein, all of the Depositary Shares which the holder may be entitled to vote at the Meeting, and at any adjournment or postponement thereof and on every ballot that may take place in consequence thereof, and with discretionary authority as to any other matters that may properly come before the Meeting. IF THE HOLDER DOES NOT COMPLETE ONE OF THE FOREGOING, COMPLETES MORE THAN ONE OF THE FOREGOING OR COMPLETES THE THIRD SELECTION BUT DOES NOT SPECIFY A DESIGNEE, THE HOLDER WILL BE DEEMED TO HAVE DIRECTED THE TRUSTEE TO VOTE THEIR DEPOSITARY SHARES AS INDICATED. The Holder directs that their Depositary Shares be voted as follows: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the enclosed envelope. FOR AGAINST ABSTAIN

0 14475 MAGNUM HUNTER RESOURCES CORPORATION VOTING DIRECTION FOR HOLDERS OF 8% SERIES E CUMULATIVE CONVERTIBLE PREFERRED STOCK OF MAGNUM HUNTER RESOURCES CORPORATION The undersigned holder of depositary shares of Magnum Hunter Resources Corporation's 8% Series E Cumulative Convertible Preferred Stock ("Depositary Shares") has the right to instruct American Stock Transfer and Trust Company ("AST") in respect of the exercise of their votes at the special meeting of the preferred stockholders (the "Meeting") of Magnum Hunter Resources Corporation ("Magnum Hunter") which will be held at the St. Regis Huston, The Collonade Room, First Floor, 1919 Briar Oak Lane, Houston, Texas 77027, on January 17, 2013 at 3:30 p.m. Central Standard Time, as follows: To instruct AST to exercise the votes to which the holder is entitled as indicated on the reverse side; OR To instruct AST to appoint a representative of Magnum Hunter's management as proxy to exercise the votes to which the holder is entitled as indicated on the reverse side; OR To instruct AST to appoint the holder, or the holder's designee as a proxy to exercise personally the votes to which the holder is entitled as indicated on the reverse side. (Continued and to be signed on the reverse side.)

VOTING DIRECTION FOR
HOLDERS OF EXCHANGEABLE SHARES
OF MHR EXCHANGECO CORPORATION

The undersigned holder of exchangeable shares (“Exchangeable Shares”) in the capital of MHR Exchangeco Corporation  has the right to instruct Valiant Trust Company in respect of the exercise of their votes at the annual meeting (the “Meeting”) of the stockholders of Magnum Hunter Resources Corporation (“Magnum Hunter”) which will be held at the St. Regis Huston, The Collonade Room, First Floor, 1919 Briar Oak Lane, Houston, Texas 77027, on January 17, 2013 at 3:30 p.m. Central Standard Time, as follows:

•                  To instruct Valiant Trust Company to exercise the votes to which the holder is entitled as indicated below; OR

•                  To instruct Valiant Trust Company to appoint a representative of  Magnum Hunter’s management as proxy to exercise the votes to which the holder is entitled as indicated below; OR

•                  To instruct Valiant Trust Company to appoint the holder, or the holder’s designee as a proxy to exercise personally the votes to which the holder is entitled as indicated below.

The Holder directs that their Exchangeable Shares be voted as follows:

1.              The election of Directors:

Nominees:

FOR ☐ or WITHHOLD FROM VOTING FOR ☐ J. Raleigh Bailes, Sr.

FOR ☐ or WITHHOLD FROM VOTING FOR ☐ Brad Bynum

FOR ☐ or WITHHOLD FROM VOTING FOR ☐ Victor G. Carrillo

FOR ☐ or WITHHOLD FROM VOTING FOR ☐ Gary C. Evans

FOR ☐ or WITHHOLD FROM VOTING FOR ☐ Stephen C. Hurley

FOR ☐ or WITHHOLD FROM VOTING FOR ☐ Joe L. McClaugherty

FOR ☐ or WITHHOLD FROM VOTING FOR ☐ Ronald D. Ormand

FOR ☐ or WITHHOLD FROM VOTING FOR ☐ Steven A. Pfeifer

FOR ☐ or WITHHOLD FROM VOTING FOR ☐ Jeff Swanson

2.              FOR ☐, AGAINST ☐ OR ABSTAIN ☐ To ratify the appointment of PricewaterhouseCoopers LLP as Magnum Hunter’s independent registered public accounting firm for the fiscal year ending December 31, 2012;

3.              FOR ☐, AGAINST ☐ OR ABSTAIN ☐ To approve the amendment of Magnum Hunter’s Certificate of Incorporation, as amended, to increase the authorized number of shares of Magnum Hunter common stock to 350,000,000;

4.              FOR ☐, AGAINST ☐ OR ABSTAIN ☐ To approve the amendment of Magnum Hunter’s Certificate of Incorporation, as amended, to increase the authorized number of shares of Magnum Hunter preferred stock to 15,000,000;

5.              FOR ☐, AGAINST ☐ OR ABSTAIN ☐ To approve the amendment of Magnum Hunter’s Amended and Restated Stock Incentive Plan to increase the aggregate number of shares of Magnum Hunter common stock that may be issued under the plan to 27,500,000; and

6.              FOR ☐, AGAINST ☐ OR ABSTAIN ☐ To approve an adjournment of the Meeting, if necessary, to solicit any additional proxies in favor of the forgoing proposals.

IMPORTANT NOTE: IF NO DIRECTION IS MADE THE HOLDER’S EXCHANGEABLE SHARES WILL NOT BE VOTED

PLEASE SELECT ONE OF THE FOLLOWING:

☐            Direct Valiant Trust Company to Vote the Exchangeable Shares.

The holder hereby directs Valiant Trust Company to vote as indicated above.

☐            Appointment of Management as Proxy

The holder hereby appoints Gary C. Evans., or, failing him, Ronald D. Ormand, as proxyholder of the holder, with power of substitution, and authorizes them to represent and vote, as indicated above, all of the Exchangeable Shares which the holder is entitled to vote at the Meeting, and at any adjournment or postponement thereof and on every ballot that may take place in consequence thereof, and with discretionary authority as to any other matters that may properly come before the Meeting.

☐            Appointment of the holder, or the holder’s Designee as Proxy

The holder appoints                                      as proxyholders of the holder and authorizes them to represent and vote, as indicated above, all of the Exchangeable Shares which the holder may be entitled to vote at the Meeting, and at any adjournment or postponement thereof and on every ballot that may take place in consequence thereof, and with discretionary authority as to any other matters that may properly come before the Meeting.

IF THE HOLDER DOES NOT COMPLETE ONE OF THE FOREGOING, COMPLETES MORE THAN ONE OF THE FOREGOING OR COMPLETES THE THIRD SELECTION BUT DOES NOT SPECIFY A DESIGNEE, THE HOLDER WILL BE DEEMED TO HAVE DIRECTED THE TRUSTEE TO VOTE THEIR EXCHANGEABLE SHARES AS INDICATED.

DATED:

Signature of Stockholder

Name of Stockholder (please print)

NOTES:

1.

This voting direction will not be valid and not be acted upon unless it is completed as outlined herein and delivered to the attention of Valiant Trust Company, 310, 606 — 4 Street SW, Calgary, AB T2P 1T1, or delivered by fax to (403) 233-2857, not less than 4:00pm Eastern Standard Time on January 14, 2013. The voting direction is valid only for the meeting or any adjournment or postponement of the Meeting.

2.

If this voting direction is not signed by the holder of Exchangeable Shares of MHR Exchangeco Corporation, the votes for the Exchangeable Shares to which the holder of the Exchangeable Shares is entitled will not be exercised.

3.	If the holder is a corporation, its corporate seal must be affixed or it must be signed by an officer or attorney thereof duly authorized.

4.	This voting direction must be dated and the signature hereon should be exactly the same as the name in which the Exchangeable Shares are registered.

5.	Persons signing as executors, administrators, trustees, etc., should so indicate and give their full title as such.

6.

A holder who has submitted a voting direction may revoke it at any time prior to the Meeting. In addition to revocation in any other manner permitted by law a voting direction may be revoked by instrument in writing executed by the holder or his attorney authorized in writing or, if the holder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized and deposited at the office of Valiant Trust Company at any time up to and including the last business day preceding the day of the meeting, or any adjournment or postponement thereof at which the voting direction is to be acted upon, and upon either of such deposits, the voting direction is revoked.

2